IMPORTANT: You must read the following before continuing. The following disclaimer applies to the attached consent solicitation memorandum (the "Consent Solicitation Memorandum"), whether received by e-mail or otherwise received as a result of electronic communication and you are therefore required to read this page carefully before reading, accessing or making any other use of the attached Consent Solicitation Memorandum. By accepting the email to which this Consent Solicitation Memorandum was attached and by accessing or reading the attached Consent Solicitation Memorandum, you shall be deemed (in addition to giving the representations below) to agree to be bound by the following terms and conditions, including any modifications to them from time to time, each time you receive any information from UBS Limited (the "Solicitation Agent") and/or Deutsche Bank AG, London Branch (the "Tabulation Agent") and/or TransRegionalCapital Limited (the "Issuer") and/or Open Joint Stock Bank "TRANSCAPITALBANK" (the "Borrower") as a result of such acceptance and access.

Confirmation of your representation: The attached Consent Solicitation Memorandum was sent at your request and, by accepting the e-mail to which the Consent Solicitation Memorandum was attached and accessing the Consent Solicitation Memorandum, you have (in addition to the above) represented to the Issuer, the Borrower, the Solicitation Agent and the Tabulation Agent that:

(i)
you are a holder or a beneficial owner of the U.S.$100,000,000 10.514 per cent. Loan Participation Notes due 2017 with an interest rate step-up in 2012 (ISIN: XS0311369978; Common Code: 031136997) (the "Notes") issued by, but with limited recourse to, the Issuer for the sole purpose of financing a subordinated loan to the Borrower;

(ii)	you shall not pass on the attached Consent Solicitation Memorandum to third parties or otherwise make the attached Consent Solicitation Memorandum publicly available;

(iii)
you are not a person to or from whom it is unlawful to send the attached Consent Solicitation Memorandum or to solicit consents under the Consent Solicitation described herein under applicable law; and

(iv)	you consent to delivery of the attached Consent Solicitation Memorandum by electronic transmission.

Any materials relating to the Consent Solicitation (as defined herein) do not constitute, and may not be used in connection with, any form of offer or solicitation in any place where such offers or solicitations are not permitted by law. If a jurisdiction requires that the Consent Solicitation be made by a licensed broker or dealer and the Solicitation Agent or any of its affiliates is such a licensed broker or dealer in that jurisdiction, the Consent Solicitation shall be deemed to be made by such Solicitation Agent or such affiliate(s), as the case may be, on behalf of the Issuer in such jurisdiction where it is so licensed and the Consent Solicitation is not being made in any such jurisdiction where the Solicitation Agent or one of its affiliates is not so licensed.

The distribution of the attached Consent Solicitation Memorandum in certain jurisdictions may be restricted by law. Persons into whose possession the Consent Solicitation Memorandum comes are required by the Issuer, the Borrower, the Solicitation Agent and the Tabulation Agent to inform themselves about, and to observe, any such restrictions.

The attached Consent Solicitation Memorandum has been sent to you in an electronic form. You are reminded that documents transmitted via this medium may be altered or changed during the process of transmission and consequently none of the Issuer, the Borrower, the Solicitation Agent, Deutsche Trustee Company Limited (the "Trustee") and/or the Tabulation Agent or any person who controls, or is a director, officer, employee, agent or affiliate of the Issuer, the Borrower, the Solicitation Agent, the Trustee and/or the Tabulation Agent, accepts any liability or responsibility whatsoever in respect of any such alteration or change.

You are otherwise reminded that the attached Consent Solicitation Memorandum has been delivered to you on the basis that you are a person into whose possession the attached Consent Solicitation Memorandum may be lawfully delivered in accordance with the laws of the jurisdiction in which you are located and you may not nor are you authorised to deliver the attached Consent Solicitation Memorandum to any other person. If you have recently sold or otherwise transferred your entire holding of Notes, you should inform the Tabulation Agent accordingly. The attached Consent Solicitation Memorandum should not be forwarded or distributed to any other person and should not be reproduced in any manner whatsoever.

The attached Consent Solicitation Memorandum contains important information which should be read carefully before any decision is made with respect to the Consent Solicitation. If any Noteholder is in any doubt as to the action it should take, it is recommended to seek its own financial advice, including as to any tax consequences, from its stockbroker, bank manager, solicitor, accountant or independent financial adviser authorised under the Financial Services and Markets Act 2000 (if in the United Kingdom) or another appropriately authorised financial adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee must contact such entity if it wishes to participate in the Consent Solicitation.

THIS CONSENT SOLICITATION MEMORANDUM IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

If you are in doubt about any aspect of these proposals and/or the action you should take, you should consult immediately your stockbroker, bank manager, solicitor, accountant or independent financial adviser authorised under the Financial Services and Markets Act 2000 (if you are in the United Kingdom) or from another appropriately authorised independent financial adviser. If you have recently sold or otherwise transferred your entire holding(s) of the Notes referred to below, you should inform the Tabulation Agent accordingly.

Consent Solicitation Memorandum dated 28 April 2015

Proposals by
TransRegionalCapital Limited (the "Issuer")

with the agreement of
Open Joint Stock Bank "TRANSCAPITALBANK" (the "Borrower")

with respect to the
U.S.$100,000,000 10.514 per cent. Loan Participation Notes due 2017 with an interest rate step-up in 2012 (the "Notes")
(of which U.S.$100,000,000 is currently outstanding)
(ISIN: XS0311369978; Common Code: 031136997)

issued by, but with limited recourse to, the Issuer for the sole purpose of financing a subordinated loan to the Borrower

The Issuer (with the agreement of the Borrower) has convened a Meeting (as defined herein) of Noteholders (as defined herein) to consider and, if thought fit, pass the Extraordinary Resolution (as defined herein) which will provide for, inter alia, (i) certain modifications to the Loan Agreement (as defined herein) as set out in the Addendum (as defined herein), (ii) certain modifications to the terms and conditions of the Notes and the Global Note (as defined herein) as set out in the Supplemental Trust Deed (as defined herein), (iii) certain modifications to the Trust Deed (as defined herein) as set out in the Supplemental Trust Deed, and (iv) certain modifications to the Paying Agency Agreement (as defined herein) as set out in the Supplemental Paying Agency Agreement (as defined herein), as more fully described under "Proposals" below and on the terms of this consent solicitation memorandum (the "Consent Solicitation Memorandum").

The notice (the "Notice of Meeting") convening the Meeting at 4:00 p.m. (London time) on 29 May 2015 at the offices of Clifford Chance LLP, 10 Upper Bank Street, London E14 5JJ, at which the Extraordinary Resolution to approve the Proposals and its implementation will be considered and, if thought fit, passed, was delivered on 28 April 2015 to the Clearing Systems (as defined herein) for communication to accountholders in accordance with the terms and conditions of the Notes and was also delivered on such date to the Companies Announcement Office of the Irish Stock Exchange. A copy of the form of the Notice of Meeting is set out in this Consent Solicitation Memorandum. See "Schedule 1 - Form of Notice of Meeting".

Noteholders are invited to vote in respect of the Extraordinary Resolution by submitting a Consent Instruction (as defined herein) in respect of all or some only of the Notes (the "Consent Solicitation").

Subject to the passing of the Extraordinary Resolution, the Issuer (or its nominee), providing that it has received the same from the Borrower, will pay on the Payment Date (as defined herein) to each Noteholder who has delivered (and has not validly withdrawn or revoked) a Consent Instruction (i) on or prior to the Early Consent Deadline (as defined herein), the Early Consent Fee (as defined herein), or (ii) after the Early Consent Deadline but on or prior to the Expiration Time (as defined herein), the Late Consent Fee (as defined herein).

Noteholders who submit Consent Instructions after the Early Consent Deadline will not be eligible to receive the Early Consent Fee but may be eligible to receive the Late Consent Fee. Noteholders will not be eligible to receive either the Early Consent Fee or the Late Consent Fee if they vote against the Extraordinary Resolution, vote other than by delivery of a valid Consent Instruction, if they vote after the Early Consent Deadline or Expiration Time, as applicable, if they do not vote at all, if they revoke their Consent Instruction or unblock their Notes, if the Extraordinary Resolution is not passed at the Meeting or if, when submitting the Consent Instruction, such Noteholder is unable to make the representations set out in "Terms of the Consent Solicitation – The Consent Solicitation – paragraph 6(2)." The provisions of this paragraph are without prejudice to Noteholders' rights under the Trust Deed to attend and vote at any meeting of Noteholders or appoint a proxy to do so in accordance with the provisions of the Trust Deed and the Notice of Meeting. Procedures for voting in respect of the Extraordinary Resolution other than pursuant to a Consent Instruction are set out in Schedule 1 (Form of Notice of Meeting).

Overview	ISIN / Common Code	Outstanding Amount	Interest Rate	Maturity Date	Write Down Provisions	Early Consent Fee	Late Consent Fee
The Notes	XS0311369978 / 031136997	U.S.$100,000,000	7.74 per cent.	18 July 2017	None	U.S.$50 per U.S.$1,000 principal amount of Notes	U.S.$10 per U.S.$1,000 principal amount of Notes
The Notes (as amended)	XS0311369978 / 031136997	U.S.$100,000,000	10 per cent.	18 September 2020	Apply as described herein

THE CONSENT SOLICITATION WILL COMMENCE ON 28 APRIL 2015 AND WILL EXPIRE AT 4:00 P.M. (LONDON TIME) ON 27 MAY 2015 (BEING THE EXPIRATION TIME), UNLESS THE PERIOD FOR THE CONSENT SOLICITATION IS EXTENDED OR EARLIER TERMINATED BY THE ISSUER (FOLLOWING CONSULTATION WITH THE BORROWER).

THE EARLY CONSENT DEADLINE WILL BE 4:00 P.M. (LONDON TIME) ON 15 MAY 2015.

IT IS A CONDITION OF THE ISSUER'S OBLIGATION TO PAY THE EARLY CONSENT FEE OR THE LATE CONSENT FEE, AS THE CASE MAY BE, IN RESPECT OF NOTES SUBJECT TO A CONSENT INSTRUCTION THAT THE EXTRAORDINARY RESOLUTION HAS BEEN DULY PASSED AT THE MEETING AND BECOME EFFECTIVE IN ACCORDANCE WITH ITS TERMS.

NOTEHOLDERS WISHING TO VOTE AT THE MEETING OUTSIDE THE TERMS OF THE CONSENT SOLICITATION MUST DO SO BY 4:00 P.M. (LONDON TIME) ON 27 MAY 2015 SUBJECT TO AND IN ACCORDANCE WITH THE PROCEDURES SET OUT IN SCHEDULE 5 OF THE TRUST DEED AND IN ACCORDANCE WITH THE PROCEDURES SET OUT IN THE NOTICE OF MEETING BUT WILL NOT BE ELIGIBLE TO RECEIVE THE EARLY CONSENT FEE OR THE LATE CONSENT FEE NOTWITHSTANDING THAT THEY MAY VOTE IN FAVOUR OF THE EXTRAORDINARY RESOLUTION PURSUANT TO THE INSTRUCTIONS IN THE NOTICE OF MEETING OR THAT THE EXTRAORDINARY RESOLUTION MAY BE DULY PASSED AT THE MEETING.

The Issuer (following consultation with the Borrower), reserves the right, subject to applicable law and the provisions of Schedule 5 of the Trust Deed, at any time prior to the Expiration Time to amend the Early Consent Fee or the Late Consent Fee, or to extend the Early Consent Deadline and/or the Expiration Time. The Issuer (following consultation with the Borrower), reserves the right, subject to the terms and conditions set out herein, to amend the Consent Solicitation in any respect or to terminate the Consent Solicitation by giving written notice of such amendment or termination to the Tabulation Agent (as defined herein). The Issuer (following consultation with the Borrower), may also, subject to applicable laws and the provisions of Schedule 5 of the Trust Deed, re-open the Consent Solicitation, following the expiry of the Consent Period (as defined herein), for such period(s) as it may in its sole discretion decide. Any amendment to the Consent Solicitation will apply to all Consent Instructions delivered under the Consent Solicitation. The Issuer (following consultation with the Borrower), will publicly announce any such extension, amendment, termination or re-opening in the manner described under "Terms of the Consent Solicitation – Additional Terms of the Consent Solicitation – paragraph 6(3)" and under "Proposals - Announcements." This Consent Solicitation Memorandum contains important information that should be read carefully before any decision is made with respect to the Consent Solicitation. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee must contact such entity if they wish to deliver a Consent Instruction.

Unless otherwise defined herein or the context otherwise requires, capitalised expressions used in this Consent Solicitation Memorandum shall have the meanings set out under "Definitions" herein.

In accordance with normal and accepted practice, Deutsche Trustee Company Limited, as trustee for the Noteholders (the "Trustee"), UBS Limited as solicitation agent (the "Solicitation Agent") and Deutsche Bank AG, London Branch, as tabulation agent (the "Tabulation Agent") express no views or opinion on the merits of the Consent Solicitation, the Proposals, the Invitation or the Extraordinary Resolution. The Trustee has authorised it to be stated that it has no objections to the Extraordinary Resolution being submitted to Noteholders for their consideration. The Trustee has not been involved in negotiating or formulating the terms of the Consent Solicitation, the Proposals or the Extraordinary Resolution. Neither the Trustee, the Solicitation Agent nor the Tabulation Agent makes any representation that all relevant information has been disclosed to the Noteholders in, or pursuant to, this Consent Solicitation Memorandum and/or the Notice of Meeting, nor do they accept any responsibility for the accuracy, completeness, validity or correctness of the statements made in this Consent Solicitation Memorandum, the Notice of Meeting or any other document prepared in connection with the Consent Solicitation or any omissions therefrom. The Noteholders should seek their own independent financial, legal and tax advice on the merits and on the consequences of the Consent Solicitation, the Proposals or the Extraordinary Resolution.

NOTICE TO U.S. HOLDERS: This Consent Solicitation is made with respect to the securities of a foreign company. This Consent Solicitation is subject to disclosure requirements of a foreign country that are different from those of the United States. It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the Issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court's judgment. You should be aware that the Issuer may also purchase the Notes in open market or privately negotiated purchases.

The Solicitation Agent is UBS Limited (Tel: +44 207 567 0525; Email: mark-t.watkins@ubs.com).

Solicitation Agent

UBS Investment Bank

Beneficial Owners (as defined herein) who are not direct participants in Euroclear or Clearstream (each as defined herein) must contact their broker, dealer, bank, custodian, trust company or other nominee to arrange for their direct participant in the relevant Clearing System through which they hold Notes to submit a Consent Instruction on their behalf for receipt by the Tabulation Agent prior to the Early Consent Deadline and in any event no later than 4:00 p.m. (London time) on 27 May 2015 (the "Expiration Time").

Beneficial Owners are urged to deliver valid Consent Instructions prior to the Early Consent Deadline and in any event no later than the Expiration Time. Beneficial Owners should familiarise themselves with the procedures of, and the time limits specified by Euroclear or Clearstream (as applicable).

As described herein, if Consent Instructions in favour of the Extraordinary Resolution are received prior to the Early Consent Deadline, and are not withdrawn or revoked, subject to the Extraordinary Resolution being duly passed, the Issuer (providing that it has received the same from the Borrower) will pay to each such Noteholder who has delivered (and not withdrawn or revoked as aforesaid) such Consent Instruction an early consent fee of U.S.$50 per U.S.$1,000 in principal amount of Notes. If Consent Instructions in favour of the Extraordinary Resolution are received after the Early Consent Deadline but prior to the Expiration Time, and are not withdrawn or revoked, subject to the Extraordinary Resolution being duly passed, the Issuer (providing that it has received the same from the Borrower) will pay to each such Noteholder who has delivered (and not revoked as aforesaid) such Consent Instruction a late consent fee of U.S.$10 per U.S.$1,000 in principal amount of Notes.

A Beneficial Owner or any Direct Participant (as defined herein) who is a Sanctions Restricted Person (as defined herein) may not participate in the Consent Solicitation. No vote in respect of the Extraordinary Resolution pursuant to a Consent Instruction submitted by a Sanctions Restricted Person will be accepted or counted and such Sanctions Restricted Person will not be eligible to receive the Early Consent Fee or Late Consent Fee, as applicable, in any circumstances, notwithstanding the delivery (and non-withdrawal or revocation) of a Consent Instruction by it in favour of the relevant Extraordinary Resolution on or before the Early Consent Deadline or Expiration Time, as applicable.

Beneficial Owners of Notes that are held in the name of a broker, dealer, bank, custodian, trust company or other nominee should contact such entity sufficiently in advance of the Early Consent Deadline or the Expiration Time, as applicable, if they wish to vote in respect of the Extraordinary Resolution and, in the case of Notes held in Euroclear or Clearstream, procure that the Notes are blocked in accordance with the procedures of and the deadlines imposed by Euroclear or Clearstream (as applicable).

Upon receipt of a Consent Instruction, that is not validly withdrawn or revoked at any time prior to the Expiration Time, the Tabulation Agent (or its nominee) shall be appointed as a proxy to vote at the Meeting (and any adjourned Meeting) in favour of the Extraordinary Resolution in respect of the votes attributable to all Notes which are the subject of the Consent Instruction.

Subject to applicable law and the provisions of Schedule 5 of the Trust Deed and subject also as provided herein, the Issuer (with the agreement of the Borrower), may, at any time prior to the Expiration Time, in its sole discretion, amend, extend, terminate or re-open the Consent Solicitation in respect of the Notes (including, but not limited to, amendment of the Early Consent Fee or the Late Consent Fee). Except in the limited circumstances described in this Consent Solicitation Memorandum, the communication of an intention to vote in favour of the Extraordinary Resolution by a Noteholder by submission of a Consent Instruction shall be irrevocable and binding on such Noteholder.

The Issuer and the Borrower have each confirmed to the Solicitation Agent that this Consent Solicitation Memorandum contains all information which is material in the context of the Consent Solicitation to enable Noteholders to make an informed assessment of the Invitation; such information is true and accurate in all material respects and is not misleading in any material respect. Each of the Issuer and the Borrower accepts responsibility for the contents of this Consent Solicitation Memorandum.

None of the Solicitation Agent, the Tabulation Agent or the Trustee (or their respective directors, officers, employees, agents or affiliates) makes any representations or recommendations whatsoever regarding this Consent Solicitation Memorandum, or any document prepared in connection with it, the Proposals, the Extraordinary Resolution or the Consent Solicitation.

The Solicitation Agent is appointed by the Issuer and the Borrower and the Tabulation Agent is appointed by the Issuer. Neither the Solicitation Agent nor the Tabulation Agent owe any duty to any Noteholder. Each Noteholder should take their own independent financial, legal and tax advice and is solely responsible for making its own independent appraisal of all matters (including the Consent Solicitation, the Extraordinary Resolution and the Proposals including, without limitation, the tax consequences thereof for the Noteholder) as such Noteholder deems appropriate, and each Noteholder must make its own decision.

The delivery of this Consent Solicitation Memorandum shall not, under any circumstances, create any implication that the information contained herein is correct and/or current as of any time subsequent to the date of this Consent Solicitation Memorandum. This Consent Solicitation Memorandum is solely directed at the Noteholders.

The Solicitation Agent, which is regulated in the United Kingdom by the Financial Conduct Authority, is acting exclusively for the Issuer and the Borrower and nobody else in relation to the Consent Solicitation and will not be responsible for giving advice or other investment services in relation to the Consent Solicitation to any other party in relation to the Consent Solicitation or the Proposals. The Solicitation Agent and/or its affiliates may have a holding in, or may from time to time provide advice or other investment services in relation to, or engage in transactions involving, the Notes.

If a jurisdiction requires that the Consent Solicitation be made by a licensed broker or dealer and the Solicitation Agent or any of its affiliates is such a licensed broker or dealer in that jurisdiction, the Consent Solicitation shall be deemed to be made by the Solicitation Agent or such affiliate(s), as the case may be, on behalf of the Issuer in such jurisdiction where it is so licensed and the Consent Solicitation is not being made in any such jurisdiction where the Solicitation Agent or one of its affiliates is not so licensed.

Notwithstanding the Consent Solicitation, the Notes may continue to be traded, save that the Notes which are the subject of a Consent Instruction (or a vote otherwise given in accordance with the provisions of the Trust Deed) will be blocked by any of the Clearing Systems in accordance with the Consent Instruction and the Trust Deed.

Noteholders with any questions on the Consent Solicitation or the Proposals should contact the Solicitation Agent for further information.

- i -

TABLE OF CONTENTS

- ii -

INDICATIVE TIMETABLE

This is an indicative timetable showing one possible outcome for the timing of the Proposals, based on the dates printed in this Consent Solicitation Memorandum. This timetable is subject to change and dates and times may be amended, extended, terminated or re-opened in accordance with the terms of the Invitation, as described in this Consent Solicitation Memorandum. Accordingly, the actual timetable may differ significantly from the timetable below. The Issuer (following consultation with the Borrower), will publicly announce any such amendment, extension, termination or re-opening in the manner described in this Consent Solicitation Memorandum.

Event	Date	Description of Event
Launch Date	28 April 2015
Announcement of Consent Solicitation via RIS (as defined herein) and Notifying News Service (as defined herein).
Notice of Meeting given to Noteholders through the Clearing Systems.
Consent Solicitation Memorandum made available to Noteholders via the Tabulation Agent (without any charge for Noteholders). All public documents (including the Loan Agreement, draft Addendum, Trust Deed, draft Supplemental Trust Deed, Paying Agency Agreement and draft Supplemental Paying Agency Agreement (as defined herein) will be made available to Noteholders for inspection via the Tabulation Agent (without any charge for Noteholders) with effect from the launch date.

Early Consent Deadline	4:00 p.m. (London time), 15 May 2015
Latest time and date for delivery of Consent Instructions to the Tabulation Agent for eligibility for payment of the Early Consent Fee, subject to the right of the Issuer (following consultation with the Borrower), to amend, extend, terminate or re-open the Consent Solicitation pursuant to paragraphs 2, 4 and 5 of the "Terms of the Consent Solicitation" below. After this date, Consent Instructions delivered prior to the Early Consent Deadline are irrevocable and votes may be withdrawn only in the limited circumstances set out herein. No Early Consent Fees shall be payable in respect of Consent Instructions received by the Tabulation Agent after the Early Consent Deadline.

Expiration Time	4:00 p.m. (London time), 27 May 2015
Latest time and date for delivery of Consent Instructions to the Tabulation Agent and for eligibility for payment of the Late Consent Fee, subject to the rights of the Issuer (following consultation with the Borrower), to amend, extend, terminate or re-open the Consent Solicitation pursuant to paragraphs 2, 4 and 5 of the "Terms of the Consent Solicitation" below.

Latest time and date to appoint the Tabulation Agent (or its nominee) as proxy to attend the Meeting and vote in favour of the Extraordinary Resolution or to appoint another proxy to attend and vote at the Meeting subject to and in accordance with the provisions of Schedule 5 of the Trust Deed and in accordance with the procedures set out in the Notice of Meeting.
Deadline for eligibility for payment of the Late Consent Fee. Consent Instructions received by the Tabulation Agent after the Expiration Time shall be invalid and the Tabulation Agent shall not be appointed as proxy for such Noteholders to attend the Meeting (and any adjourned Meeting) and to vote in favour of the Extraordinary Resolution in respect of Notes. No Consent Fees shall be payable in respect of such Consent Instructions.

Noteholders Meeting	4:00 p.m. (London time), 29 May 2015	Time and date of the Meeting.
Announcement of results	29 May 2015 (or as soon as reasonably practicable after the Meeting)	Announcement of result of the Meeting or notice of adjournment of the Meeting, as the case may be.
Signing Date	2 June 2015 (or as soon as reasonably practicable after the Announcement of results)
If the Extraordinary Resolution is passed at the Meeting without the need to adjourn, the date on which signing of the Addendum, the Supplemental Agency Agreement and Supplemental Trust Deed is expected to occur. If the Meeting is adjourned, the Signing Date will also be postponed to a date within five Business Days after such later date on which the Extraordinary Resolution is duly passed.

Effective Date	The date of the Addendum.	The date on which the Addendum, the Supplemental Trust Deed and the Supplemental Paying Agency Agreement become effective.
Payment Date	Expected to be the Effective Date or such date no later than five Business Days following the Effective Date	The date on which the Early Consent Fee or the Late Consent Fee (as applicable) is expected to be paid.

Noteholders are advised to check with their broker, dealer, bank, custodian, trust company, Clearing Systems or other nominee or intermediary through which they hold their Notes as to whether such nominee or intermediary applies different deadlines for any of the events specified above, and then to adhere to such deadlines if such deadlines are prior to the deadlines set out above.

All of the above dates are subject to earlier deadlines that may be specified by the Clearing Systems or any nominee or intermediary.

DEFINITIONS

In this Consent Solicitation Memorandum, the following words and expressions have, unless the context otherwise requires, the meanings set out opposite them below. Words and expressions not defined below have, unless the context otherwise requires, the meanings given to them in the Trust Deed.

"395-P Tier 2 Capital"	additional capital (dopolnitelniy kapital) of the Borrower within the meaning given to it in Regulation No. 395-P.
"Addendum"	the amendment addendum to the Loan Agreement to be entered into on the Signing Date between the Issuer and the Borrower to effect certain modifications in order to implement the Proposals.
"Beneficial Owner"	a person who is the owner of a particular principal amount of the Notes, as shown in the records of the Clearing Systems or its Direct Participants, as applicable.
"Borrower"	Open Joint Stock Bank "TRANSCAPITALBANK".
"Business Day"	a day (not being a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in London and on which Euroclear and Clearstream are operating.
"CBR"	the Central Bank of the Russian Federation.
"Clearing Systems"	Euroclear and/or Clearstream and, where the context permits, each a "Clearing System".
"Clearstream"	Clearstream Banking, société anonyme.
"Conditions"	the terms and conditions of the Notes set out in Schedule 3 of the Trust Deed.
"Consent Fees"	the Early Consent Fee and the Late Consent Fee.
"Consent Instruction"
the electronic voting and blocking instruction to vote in favour of the Extraordinary Resolution and to block the relevant Notes in Euroclear or Clearstream (as applicable), given in such form as is specified by the Issuer and Euroclear or Clearstream (as applicable) from time to time, being initially as specified herein, which Consent Instruction must be delivered through Euroclear or Clearstream (as applicable) by a Direct Participant in accordance with the procedures of instructing Euroclear or Clearstream (as applicable) that the vote(s) attributable to the Notes the subject of such electronic voting instruction should be cast in favour of the Extraordinary Resolution, which instructions shall form part of a form of proxy appointing the Tabulation Agent (or one or more of its employees nominated by it) as proxy in respect of the Notes in relation to the Meeting.

"Consent Period"
the period from, and including, the date of this Consent Solicitation Memorandum to, and including the Expiration Time as such period may be extended by the Issuer (following consultation with the Borrower), from time to time.

"Consent Solicitation"
the invitation to each of the Noteholders to vote in favour of the Extraordinary Resolution in respect of all or some only of their respective Notes by submitting Consent Instructions prior to the Expiration Time.

"Direct Participant"	each person shown in the records of a Clearing System as a holder of the Notes or an interest in the Notes.
"Early Consent Deadline"	means 4:00 p.m. (London time) on 15 May 2015.
"Early Consent Fee"	U.S.$50 per U.S.$1,000 principal amount of Notes.
"Effective Date"	means the date of the Addendum.
"Euroclear"	Euroclear Bank SA/NV.
"Expiration Time"	means 4:00 p.m. (London time) on 27 May 2015.
"Extraordinary Resolution"
the extraordinary resolution to be proposed at a Meeting of Noteholders as further described under the heading "Proposals" and which is to be proposed at, considered and voted upon at the Meeting (as set out in the Notice of Meeting).

"Global Note"	the global note registered in the name of BT Globenet Nominees Limited as nominee for Euroclear and Clearstream, in respect of the Notes.
"Invitation"	the invitation to a Noteholder to vote in favour of the Extraordinary Resolution in respect of all or some only of its Notes.
"Issuer"	TransRegionalCapital Limited.
"Late Consent Fee"	U.S.$10 per U.S.$1,000 principal amount of Notes.
"Loan"	the U.S.$100,000,000 subordinated loan granted pursuant to the Loan Agreement.
"Loan Agreement"	the subordinated loan agreement dated 16 July 2007 between the Issuer and the Borrower.
"Meeting"	the meeting of the Noteholders to consider and, if thought fit, pass the Extraordinary Resolution as described under the heading "Proposals" and any adjournment thereof.
"Noteholder"
unless the context otherwise requires, references in this Consent Solicitation Memorandum to a "Noteholder" or "holder of Notes" include (i) each person who is shown in the records of a Clearing System as a holder of the Notes (also referred to as "Direct Participants" and each a "Direct Participant") (except that one Clearing System shall not be treated as the holder of Notes held in the account of another Clearing System when holding on behalf of the first Clearing System's accountholders) and (ii) each Beneficial Owner of Notes.

"Notes"
U.S.$100,000,000 10.514 per cent. Loan Participation Notes due 2017 with an interest rate step-up in 2012 (of which U.S.$100,000,000 is currently outstanding) (ISIN:XS0311369978; Common Code: 031136997) issued by the Issuer.

"Notice of Meeting"	the notice of Meeting of holders of Notes in the form set out in "Schedule 1 – Form of Notice of Meeting".
"Notifying News Service"	a recognised financial news service or services (including, without limitation, Reuters/Bloomberg) as selected by the Issuer (following consultation with the Borrower).
"Paying Agency Agreement"
the paying agency agreement dated 18 July 2007 between the Issuer, the Borrower, the Trustee, the Principal Paying Agent, the Registrar and the other agents named therein (as may be further modified, supplemented and/or restated from time to time).

"Payment Date"
the date on which the Issuer (or its nominee), providing that it has received the same from the Borrower, pays the Early Consent Fee or the Late Consent Fee (as applicable), which date is expected to be the Effective Date or such date no later than five Business Days following the Effective Date.

"Principal Paying Agent "	Deutsche Bank AG, London Branch.
"Proposals"	the proposals relating to the Notes as set out herein under the heading "Proposals", including the Extraordinary Resolution.
"Registrar"	Deutsche Bank Luxembourg S.A.
"Regulation No. 395-P"
CBR Regulation No. 395-P "On the Methodology for Determining the Amount of Own Funds (Capital) of Credit Organisations ("Basel III")" dated 28 December 2012 as amended, supplemented or replaced from time to time.

"RIS"
a Regulatory Information Service that is provided by or approved for use by the regulated market of the Irish Stock Exchange (at the date of this Consent Solicitation Memorandum it is expected that the Companies Announcements Office will release the relevant notice via RNS), failing which an alternative service selected by the Issuer (following consultation with the Borrower).

"Sanctions Authority"
(i) the United States government;

(ii) the United Nations;

(iii) the European Union (or any of its member states including, without limitation, the United Kingdom); or

(iv) the respective governmental institutions and agencies of any of the foregoing including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United States Department of State, the United States Department of Commerce and Her Majesty's Treasury.

"Sanctions Restricted Person"
means an individual or entity (a "Person"):

(i) that is, or is owned or controlled by a Person that is, described or designated in (a) the most current "Specially Designated Nationals and Blocked Persons" list (which as of the date hereof can be found at: http://www.ustreas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf) or (b) the most current "Consolidated list of persons, groups and entities subject to EU financial sanctions" (which as of the date hereof can be found at: http://eeas.europa.eu/cfsp/sanctions/consol-list/index_en.htm); or

(ii) that is otherwise the subject of any sanctions administered or enforced by any Sanctions Authority, other than solely by virtue of their inclusion in: (a) the most current "Sectoral Sanctions Identifications" list (which as of the date hereof can be found at: http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/ssi_list.aspx) (the "SSI List"), (b) Annexes 3, 4, 5 and 6 of Council Regulation No.833/2014, as amended by Council Regulation No.960/2014 (the "EU Annexes"), or (c) any other list maintained by a Sanctions Authority, with similar effect to the SSI List or the EU Annexes.

"Schedule 5 of the Trust Deed"	the meeting provisions set out in Schedule 5 of the Trust Deed.
"Signing Date"
If the Extraordinary Resolution is passed at the Meeting without the need to adjourn, the date on which signing of the Addendum, the Supplemental Agency Agreement and Supplemental Trust Deed is expected to occur. If the Meeting is adjourned, the Signing Date will also be postponed to a date within five Business Days after such later date on which the Extraordinary Resolution is duly passed.

"Solicitation Agency Agreement"	the solicitation agency agreement dated 28 April 2015 between the Solicitation Agent, the Borrower and the Issuer.
"Solicitation Agent"	UBS Limited.
"Supplemental Paying Agency Agreement"
the supplemental paying agency agreement to be entered into on the Signing Date between the Issuer, the Borrower, the Trustee, the Principal Paying Agent, the Registrar and the other agents to be named therein to effect certain modifications in order to implement the Proposals.

"Supplemental Trust Deed"	the supplemental trust deed in connection with the Notes to be entered into on the Signing Date between the Issuer and the Trustee to effect certain modifications in order to implement the Proposals.
"Tabulation Agent"	Deutsche Bank AG, London Branch.
"Tabulation Agency Agreement"	the tabulation agency agreement dated 28 April 2015 between the Tabulation Agent and the Issuer.
"Trust Deed"	the trust deed dated 18 July 2007 between the Trustee and the Issuer (as may be further modified, supplemented and/or restated from time to time).
"Trustee"	Deutsche Trustee Company Limited.
"U.S.$"	means the lawful currency of the United States of America.

PROPOSALS

Background to the Proposals

The Consent Solicitation is being undertaken in conjunction with the Borrower in order to improve the composition of its regulatory capital and lengthen its debt redemption profile by:

(i)
modifying certain provisions of the Loan Agreement as set out below under "Proposals relating to the Loan Agreement" in order to improve the regulatory capital treatment of the Loan from the perspective of the Borrower by, inter alia,

(A)
including the relevant principal write down and interest and penalties cancellation provisions to make the Loan fully compliant with the requirements for Tier 2 capital recognition under Regulation 395-P;

(B)	extending the maturity to 18 September 2020;

(C)	amending the rate of interest to 10 per cent. from 7.74 per cent. as set out below under "Proposals Relating to the Conditions and the Global Note";

as set out in the Addendum, the form of which is attached as Schedule to the Form Notice of Meeting.

(ii)	making consequential changes to the Conditions and the Global Note as set out below under "Proposals Relating to the Conditions and the Global Note";

(iii)	making consequential changes to the Trust Deed as set out below under "Proposals relating to the Trust Deed"; and

(iv)	modifying the Paying Agency Agreement as set out below under "Proposals relating to the Paying Agency Agreement".

With respect to items (i)(C) and (ii) above and in light of (a) the provisions of Regulation 395-P regarding the maximum interest rate for subordinated instruments denominated in foreign currency (in the absence of comparable instruments as further discussed in (b)) being 10 per cent. and (b) the absence, in the opinion of the Issuer and the Borrower, of instruments comparable to the Loan (within the meaning of Regulation 395-P), the Issuer and the Borrower believe that 10 per cent. is the highest interest rate which can be set in respect of the Loan and the Notes.

As of the date of this Consent Solicitation Memorandum, the Borrower has procured an approval from the CBR for the amendments contemplated by the Addendum.

Proposals relating to the Loan Agreement

The Issuer is seeking approval by way of Extraordinary Resolution, pursuant to Schedule 5 of the Trust Deed, to amend with effect from the Effective Date the Loan Agreement in accordance with the Addendum, the draft of which is attached in the Schedule to the Form of Notice of Meeting, as set out herein.

Noteholders should read the attached Addendum carefully before any decision is made with respect to the Consent Solicitation and Noteholders are advised to take their own independent financial, legal and tax advice on the merits and consequences of the Consent Solicitation, the Proposals or the Extraordinary Resolution, including any tax consequences.

Proposals Relating to the Conditions, the Global Note and the Trust Deed

The Issuer is seeking approval by way of Extraordinary Resolution, pursuant to Schedule 5 of the Trust Deed, to amend with effect from the Effective Date the Conditions, the Global Note and the Trust Deed as follows:

The Conditions shall be amended as follows:

All references to "Joint Stock Bank Transcapitalbank" shall be read as references to "Open Joint Stock Bank "TRANSCAPITALBANK".

All references to the "U.S.$100,000,000 10.514 per cent. Loan Participation Notes due 2017 with interest rate step-up on 18 September 2012" shall be read as references to "U.S.$100,000,000 10 per cent. Loan Participation Notes due 2020".

The fifteenth paragraph of Condition 1 (Status) shall be deleted in its entirety and replaced with the following:

Any claims of the Issuer against Transcapitalbank in respect of the principal of, and interest on, the Subordinated Loan as well as penalties (if any) for non-performance of obligations thereunder, will be subordinated upon the occurrence of a Bankruptcy Event (as defined in the Subordinated Loan Agreement) to the claims of all Senior Creditors (as defined in the Subordinated Loan Agreement), will rank at least pari passu with the claims of other subordinated creditors of Transcapitalbank (whether actual or contingent) having a fixed maturity from time to time outstanding and will be senior to the claims of holders of Transcapitalbank's Capital Stock (as defined in the Subordinated Loan Agreement) (including preference shares, if any).

The following paragraph shall be added after the second paragraph of Condition 4 (Interest):

Subject to Clause 8 of the Subordinated Loan Agreement, Transcapitalbank will pay interest on the Original Principal Amount (as defined in the Subordinated Loan Agreement) or Outstanding Principal Amount (as defined in the Subordinated Loan Agreement), as the case may be, from and including 2 June 2015 to but excluding the Repayment Date (as defined in the Subordinated Loan Agreement) at the rate of 10 per cent. per annum (the "Amended Rate of Interest").

The fifth paragraph of Condition 4 (Interest) shall be deleted in its entirety and replaced with the following:

In these Conditions, "Interest Payment Date" means 18 March and 18 September of each year commencing on 18 March 2008 and ending on 18 September 2020.

The following text shall be added at the end of Condition 4 (Interest):

Clause 8 of the Subordinated Loan Agreement provides that if a Write Down Event (as defined in the Subordinated Loan Agreement) has occurred and is continuing on the Write Down Measure Effective Date (as defined in the Subordinated Loan Agreement), any accrued and unpaid interest payable in respect of the Subordinated Loan shall not be paid and shall not accumulate by way of the full or partial termination of Transcapitalbank's obligations under the Subordinated Loan Agreement to pay the amounts of accrued and unpaid interest under the Subordinated Loan (such measure being an "Interest Cancellation Measure") and pursuant thereto Transcapitalbank shall (without the need for the consent of the Issuer or the Trustee), on the Write Down Measure Effective Date, cancel the Interest Cancellation Amount (as defined in the Subordinated Loan Agreement) in accordance with the procedures specified in the Subordinated Loan Agreement.

Any accrued interest that has been cancelled in accordance with Clause 8 of the Subordinated Loan Agreement, shall not accumulate or be payable at any time thereafter, including where the relevant Write Down Event(s) is(are) no longer continuing. No interest shall accrue from the Write Down Event Date and as long as a Write Down Event(s) is(are) continuing.

In such circumstances the Issuer shall have no right to any such cancelled interest. Consequently where interest is cancelled in accordance with Clause 8 of the Subordinated Loan Agreement or no longer accrues due to a Write Down Event continuing under the Subordinated Loan Agreement, no corresponding payment of interest will be made pursuant to the Notes.

The first two paragraphs in Condition 5 (Redemption) shall be deleted in their entirety and replaced with the following:

Unless the principal amount of the Subordinated Loan has been fully written down pursuant to clause 8 of the Subordinated Loan Agreement or unless the Subordinated Loan has been previously prepaid pursuant to clauses 6.2 or 6.3 of the Subordinated Loan Agreement, Transcapitalbank will be required to repay the Subordinated Loan on 18 September 2020 (the "Repayment Date") and, subject to such repayment, as set forth in the Subordinated Loan Agreement, all the Notes then remaining outstanding will on 18 September 2020 be redeemed or repaid by the Issuer at 100 per cent. of the principal amount thereof.

If the Subordinated Loan should become repayable pursuant to the Subordinated Loan Agreement prior to the Repayment Date, as set forth in the Subordinated Loan Agreement, the Notes will be redeemed at par on giving not less than 30 days' nor more than 60 days' notice to the Noteholders in accordance with Condition 13 (which notice shall be irrevocable) together with interest accrued on the amount of principal so repaid to the date fixed for redemption (which shall be the date fixed for prepayment under Clause 6 of the Subordinated Loan Agreement).

The following text shall be added as a new Condition 6 (Write Down of Notes following a Write Down Event) and the subsequent Conditions shall be re-numbered accordingly (and all references to the relevant Conditions shall be amended accordingly):

6           Write Down of Notes following a Write Down Event

Pursuant to Clause 8 of the Subordinated Loan Agreement, if a Write Down Event has occurred and is continuing on the Write Down Measure Effective Date, Transcapitalbank's obligations under the Subordinated Loan Agreement to repay the principal amount of the Subordinated Loan shall be terminated in full or in part (such measure being a "Principal Write Down Measure") and pursuant thereto Transcapitalbank shall (without the need for the consent of the Issuer or the Trustee), on the Write Down Measure Effective Date, write down the Write Down Amount (as defined in the Subordinated Loan Agreement) in accordance with the procedures specified in the Subordinated Loan Agreement.

Once the principal amount of the Subordinated Loan has been written down in accordance with Clause 8 of the Subordinated Loan Agreement, the principal amount so written down may not be restored under any circumstances, including where the relevant Write Down Event(s) is(are) no longer continuing.

To the extent that, pursuant to Clause 8 of the Subordinated Loan Agreement, the principal amount of the Subordinated Loan is written down, then the principal amount of each of the Notes will be written down on a pro rata basis, upon the relevant Principal Write Down Measure, without any further payments due on such principal amount of each Note that is written down.

Following receipt by the Issuer and the Trustee of a Write Down Measure Notice under the Subordinated Loan Agreement (as defined therein), the Issuer shall promptly and no later than one Business Day after the date of receipt of such Write Down Measure Notice give notice to the Trustee, the Agents and the Noteholders in accordance with Condition 13 and to the Irish Stock Exchange in accordance with its rules that on the relevant Write Down Measure Effective Date (as defined in the Subordinated Loan Agreement and as set out in the Write Down Measure Notice):

(i)
interest on the Notes in an amount equal to the interest being cancelled under the Subordinated Loan shall be automatically cancelled on the Write Down Measure Effective Date, and all reference to accrued and unpaid interest in the Conditions, the Trust Deed, the Agency Agreement and the Notes shall be construed accordingly;

(ii)
to the extent applicable, a principal amount of the Notes in an amount equal to the principal amount of the Subordinated Loan being written down shall automatically be written down on the Write Down Measure Effective Date and (where such principal amount is the entire principal amount of the Notes) such Notes shall be cancelled, and all references to the outstanding principal amount of the Notes in the Conditions, the Trust Deed, the Agency Agreement and the Notes shall be construed accordingly;

(iii)
the Noteholders shall be deemed to irrevocably waive their right to receive, and no longer have any rights against the Issuer or any other party with respect to repayment of the principal amount of the Notes and accrued and unpaid interest, in each case so written down or cancelled pursuant to paragraphs (i) and (ii) above; and

(iv)
all rights and claims of the Noteholders for and to payment of any amounts under or in respect of the Notes (including, without limitation, accrued and unpaid interest) subject to write down or cancellation pursuant to this Condition as set out in the Write Down Measure Notice, and all corresponding rights of the Noteholders to instruct the Trustee to exercise any rights in respect of such amounts, shall be extinguished and shall become null and void, irrespective of whether such amounts have become due and payable prior to the relevant Write Down Measure Notice or the Write Down Measure Effective Date.

Neither the Trustee nor any Agent shall have any responsibility for, or liability or obligation in respect of, any loss, claim or demand incurred as a result of or in connection with a Write Down Event or any consequent cancellation of the Notes or write down of any claims in respect thereof, and neither the Trustee nor the Agents shall be responsible for any calculation or determination or the verification of any calculation or determination in connection with the same.

The Global Note shall be amended as follows:

All references to "Joint Stock Bank Transcapitalbank" shall be read as references to "Open Joint Stock Bank "TRANSCAPITALBANK".

All references to the "U.S.$100,000,000 10.514 per cent. Loan Participation Notes due 2017 with interest rate step-up on 18 September 2012" shall be read as references to "U.S.$100,000,000 10 per cent. Loan Participation Notes due 2020".

The following text shall be added to the Global Note:

Suspension of settlement following notice of Write Down Event

On the date of receipt by Euroclear, Clearstream, Luxembourg or any Alternative Clearing System (as the case may be) from the Issuer for onward transmission to the accountholders of the notice specifying the Write Down Measure Effective Date (the ''Suspension Date"), such clearing system(s) shall suspend all clearance and settlement of the Notes until the Business Day after the Write Down Measure Effective Date (being a Business Day on which Euroclear, Clearstream, Luxembourg or such Alternative Clearing System (as the case may be) is open for business) (the "Suspension Period''). Neither Noteholders nor accountholders will be entitled to settle the transfer of any Notes from the Suspension Date, and any sale or other transfer of the Notes that a Noteholder or accountholder may have initiated prior to the Suspension Date that is scheduled to settle during the Suspension Period will be rejected by Euroclear, Clearstream, Luxembourg or such Alternative Clearing System (as the case may be) and will not be settled within Euroclear, Clearstream, Luxembourg or such Alternative Clearing System (as the case may be).

Write down of principal amount of the Notes following a notice of Write Down Event

On the Write Down Measure Effective Date, the principal amount of the Notes in an amount equal to the principal amount of the Subordinated Loan being written down selected in accordance with the standard operating procedures of Euroclear, Clearstream, Luxembourg or such Alternative Clearing System (as the case may be) shall automatically be written down and (where such principal amount is the entire principal amount of the Notes) such Notes shall be cancelled, and all references to the outstanding principal amount of the Notes shall be construed accordingly.

The Trust Deed shall be amended as follows:

All references to "Joint Stock Bank Transcapitalbank" shall be read as references to "Open Joint Stock Bank "TRANSCAPITALBANK".

All references to the "U.S.$100,000,000 10.514 per cent. Loan Participation Notes due 2017 with interest rate step-up on 18 September 2012" shall be read as references to "U.S.$100,000,000 10 per cent. Loan Participation Notes due 2020".

The following definitions shall be added or modified, as the case may be, in Clause 1.1 (Definitions):

"Addendum" means an amendment addendum to the Subordinated Loan Agreement dated on or about the date of the Supplemental Trust Deed between the Issuer and the Borrower;

The definition of "Conditions" shall be amended as follows: "Conditions" means the terms and conditions endorsed on the Definitive Notes, in the form or substantially in the form set out in Schedule 3, as amended by Clause 4 of the Supplemental Trust Deed, and as any of the same may, from time to time, be modified in accordance with these presents and any reference in these presents to a particular numbered Condition shall be construed accordingly;

The definition of "Global Note" shall be amended as follows: "Global Note" means the single, permanent Global Note in fully registered form, without interest coupons, substantially in the form set out in the First Schedule, as amended by Clause 5 of the Supplemental Trust Deed, and includes any replacements for the Global Note issued pursuant to Condition 12;

The definition of "Subordinated Loan Agreement" shall be amended as follows: "Subordinated Loan Agreement" means the subordinated loan agreement dated 16 July 2007 between the Borrower and the Issuer as lender relating to the Subordinated Loan substantially in the form set out in Schedule 4 hereto, as amended by the Addendum;

"Supplemental Trust Deed" means a supplemental trust deed dated on or about 2 June 2015 between the Issuer and the Trustee in respect of the Notes;

Clause 2.6.4 of the Trust Deed shall be deleted in its entirety and replaced with the following:

2.6.4
The claims of the Issuer against Transcapitalbank in respect of the principal of, and interest on, the Subordinated Loan as well as penalties (if any) for non-performance of obligations thereunder, will be subordinated upon the occurrence of a Bankruptcy Event (as defined in the Subordinated Loan Agreement) to the claims of all Senior Creditors (as defined in the Subordinated Loan Agreement), will rank at least pari passu with the claims of other subordinated creditors of Transcapitalbank (whether actual or contingent) having a fixed maturity from time to time outstanding and will be senior to the claims of holders of Transcapitalbank's Capital Stock (as defined in the Subordinated Loan Agreement) (including preference shares, if any).

The following shall be added as a new Clause 13.17 of the Trust Deed

13.17           Covenants and Protective Provisions in relation to Write Down

(i)
The Trustee shall have no obligation or responsibility to take any steps to ascertain, monitor, investigate, verify or satisfy itself whether any Write Down Event (as defined in the Subordinated Loan Agreement), or any cessation thereof, has occurred or any circumstances which may constitute a Write Down Event have arisen or whether any Write Down Measure Effective Date (as defined in the Subordinated Loan Agreement) has occurred and, until it shall have express notice in writing to the contrary, the Trustee shall be entitled to assume that no such Write Down Event, or any cessation thereof, or Write Down Measure Effective Date or circumstances which may constitute a Write Down Event has occurred or arisen and the Trustee shall have no liability to any person in relation thereto. The Trustee shall be entitled to rely absolutely on any Write Down Event Notice and/or Write Down Measure Notice it may receive from the Borrower pursuant to the Subordinated Loan Agreement or the Issuer pursuant to Conditions without further enquiry and with no responsibility or obligation to investigate, verify, monitor or satisfy itself as to whether any of the circumstances which may constitute a Write Down Event shall have occurred and without incurring any liability to any person for so relying on such Write Down Event Notice and/or Write Down Measure Notice (as applicable).

(ii)
The Trustee shall have no responsibility for, or liability or obligation in respect of, any loss, claim or demand incurred as a result of or in connection with a Write Down Event or any consequent cancellation of the Notes or write down or cancellation of any claims in respect thereof, and the Trustee shall not be responsible for any calculation or determination or verification of any calculation or determination in connection with the same.

(iii)
Noteholders will not have any rights against the Issuer or the Trustee or the Agents with respect to (i) the repayment of such principal amount of the Notes so written down or (ii) the payment of interest amounts (as applicable) which have been cancelled or in respect of the Notes so written down. Upon occurrence of a Write Down Event and the Write Down Measure Effective Date, Noteholders will not (i) receive any shares or other participation rights in the Issuer or the Borrower or be entitled to any other participation in any equity or debt securities issued by the Issuer or the Borrower; or (ii) be entitled to any compensation in the event of any further change in the Base Capital Adequacy Ratio (as defined in the Subordinated Loan Agreement) or in the event that the bankruptcy prevention measures referred to in the Subordinated Loan Agreement are withdrawn, otherwise halted or completed and a write down of a principal amount of the Notes may occur even if existing preference shares and ordinary shares of the Borrower or the Issuer remain outstanding.

Noteholders should read the draft Supplemental Trust Deed carefully before any decision is made with respect to the Consent Solicitation and Noteholders are advised to take their own independent financial, legal and tax advice on the merits and consequences of the Consent Solicitation, the Proposals or the Extraordinary Resolution, including any tax consequences.

Proposals relating to the Paying Agency Agreement

The Issuer is seeking approval by way of Extraordinary Resolution, pursuant to Schedule 5 of the Trust Deed, to amend with effect from the Effective Date the Paying Agency Agreement by entering into the Supplemental Paying Agency Agreement, the draft of which is available for inspection, as set out herein.

Noteholders should read the draft Supplemental Agency Agreement carefully before any decision is made with respect to the Consent Solicitation and Noteholders are advised to take their own independent financial, legal and tax advice on the merits and consequences of the Consent Solicitation, the Proposals or the Extraordinary Resolution, including any tax consequences.

ASSUMING THE EXTRAORDINARY RESOLUTION IS DULY PASSED, THE PROPOSALS WILL BE BINDING ON ALL NOTEHOLDERS, INCLUDING THOSE NOTEHOLDERS WHO DO NOT CONSENT TO THE PROPOSALS OR DO NOT PARTICIPATE IN THE MEETING.

Consent Solicitation

The terms and conditions of the Consent Solicitation are described below under the heading "Terms of the Consent Solicitation".

Subject to the passing of the Extraordinary Resolution and to the conditions set out in this Consent Solicitation Memorandum, the Issuer (or its nominee), providing that it has received the same from the Borrower, will pay on the Payment Date to each Noteholder who has delivered (and has not validly withdrawn or revoked) a Consent Instruction which remains in full force and effect until the conclusion of the Meeting (and any adjourned Meeting) (i) on or prior to the Early Consent Deadline, the Early Consent Fee, or (ii) after the Early Consent Deadline but on or prior to the Expiration Time, the Late Consent Fee.

Noteholders will not be eligible to receive the Early Consent Fee for Consent Instructions submitted after the Early Consent Deadline but may be eligible to receive the Late Consent Fee (for Consent Instructions submitted before the Expiration Time and not validly withdrawn on or prior to the conclusion of the Meeting and which remains in full force and effect until the conclusion of the Meeting (and any adjourned Meeting)).

For the avoidance of doubt, Noteholders will not be eligible to receive the Early Consent Fee or the Late Consent Fee if they vote against the Extraordinary Resolution, vote other than by delivery of a valid Consent Instruction, vote after the Early Consent Deadline or Expiration Time, as applicable, if they do not vote at all, if they revoke their Consent Instruction or unblock their Notes, if the Extraordinary Resolution is not duly passed at the Meeting or if, by submitting the Consent Instruction, such Noteholder is unable to make the representations set out in "Terms of the Consent Solicitation – The Consent Solicitation – paragraph 6(2)".

The submission by a Noteholder of a Consent Instruction will, if not validly withdrawn or revoked, automatically appoint the Tabulation Agent (or its nominee) as its proxy to attend the Meeting (and any adjourned Meeting) and to vote in favour of the Extraordinary Resolution in respect of the Notes which are the subject of the relevant Consent Instruction.

A Noteholder when submitting a Consent Instruction must also procure that Euroclear or Clearstream (as applicable) blocks the Notes which are the subject of such Consent Instruction, so that no transfers may be effected in relation to such blocked Notes at any time after the date of submission of such Consent Instruction (as applicable) in accordance with the requirements of, and the deadlines required by, Euroclear or Clearstream (as applicable).

By blocking such Notes in Euroclear or Clearstream (as applicable), each Noteholder (including each Direct Participant and each Beneficial Owner) shall be deemed to consent to have Euroclear or Clearstream (as applicable) provide details concerning such Direct Participant and/or Noteholder's identity to the Tabulation Agent, the Issuer, the Borrower, the Solicitation Agent and their respective legal advisers. For the avoidance of doubt, none of the Clearing Systems, Direct Participants or Beneficial Owners is under an obligation to disclose the identity of Beneficial Owners.

With respect to Beneficial Owners holding Notes as, or through, Direct Participants of Euroclear or Clearstream, the Consent Fee shall be paid to the cash account of the relevant Direct Participant of Euroclear or Clearstream.

Proposed Amendments

Loan Agreement: The Meeting will, if the Extraordinary Resolution is passed, assent to the modification of the Loan Agreement as described above, direct the Trustee to consent to the modification and authorise and request the Issuer to execute and deliver the Addendum to effect the modifications described above and to any consequential modifications thereto as the Trustee shall approve to give effect to the Extraordinary Resolution.

Conditions and Global Note: The Meeting will, if the Extraordinary Resolution is duly passed, assent to the modification of the Conditions and the Global Note, as described above, direct the Trustee to consent to the modification and authorise and request the Issuer and Trustee to execute and deliver the Supplemental Trust Deed to effect the modifications described above and to any consequential modifications thereto as the Trustee shall approve to give effect to the Extraordinary Resolution.

Trust Deed: The Meeting will, if the Extraordinary Resolution is duly passed, assent to the modification of the Trust Deed, as described above, direct the Trustee to consent to the modification and authorise and request the Issuer and Trustee to execute and deliver the Supplemental Trust Deed to effect the modifications described above and to any consequential modifications thereto as the Trustee shall approve to give effect to the Extraordinary Resolution.

Paying Agency Agreement: The Meeting will, if the Extraordinary Resolution is duly passed, authorise and request the Trustee to execute and deliver the Supplemental Paying Agency Agreement to effect certain modifications to the Paying Agency Agreement consequential upon the modifications to the Loan Agreement, the Conditions and the Global Note to be effected by the Addendum and the Supplemental Trust Deed.

A copy of the following documents will be available for inspection at the registered office of the Issuer and at the specified office of the Tabulation Agent in London during normal business hours on any weekday (Saturdays, Sundays and bank and other public holidays excepted) from the date of this Consent Solicitation Memorandum up to and including the date of the Meeting (until 15 minutes prior thereto):
  Loan Agreement;
  Draft Addendum;
  Trust Deed;
  Draft Supplemental Trust Deed;
  Paying Agency Agreement; and
  Draft Supplemental Paying Agency Agreement;
The Extraordinary Resolution contains customary protections for the Trustee in relation to the proposed modifications, its consent thereto and their implementation.

Announcements

Unless stated otherwise, all announcements will be made by the Issuer (following consultation with the Borrower) by (i) the issue of a press release to a Notifying News Service, (ii) notices delivered to the Clearing Systems for communication to Direct Participants and (iii) delivery of a notice via a RIS. Significant delays may be experienced in respect of notices delivered to the Clearing Systems and Noteholders are urged, therefore, to contact the Solicitation Agent or the Tabulation Agent for the relevant announcements during the course of the Consent Solicitation, the contact details for which are on the last page of this Consent Solicitation Memorandum.

Meeting

The form of Notice of Meeting is set out in Schedule 1 hereto. The Meeting will be held at the offices of Clifford Chance LLP, 10 Upper Bank Street, London E14 5JJ on 29 May 2015 at 4:00 p.m. London time. The Notice of Meeting will be delivered to all Noteholders via Euroclear and Clearstream in accordance with the Conditions.

The submission by a Noteholder of a Consent Instruction, which is not validly withdrawn or revoked, will automatically appoint the Tabulation Agent (or its nominee) as its proxy to attend the Meeting (and any adjourned Meeting) and to vote in favour of the Extraordinary Resolution in respect of the Notes which are the subject of the Consent Instruction.

Noteholders wishing to vote at the Meeting outside the Consent Solicitation, must do so by 4:00 p.m. (London time) on 27 May 2015 subject to and in accordance with Schedule 5 of the Trust Deed and in accordance with the procedures set out in the Notice of Meeting.

The quorum for the Meeting at which the Extraordinary Resolution is to be considered will be one or more persons holding Notes or being proxies or representatives and holding or representing not less than two-thirds of the principal amount of the Notes for the time being outstanding, or at any adjourned meeting, one or more persons present in person holding Notes and/or being proxies or representatives and holding or representing in the aggregate not less than one-half in principal amount of the Notes for the time being outstanding.

The Extraordinary Resolution must be passed at a meeting duly convened and held in accordance with Schedule 5 of the Trust Deed by a majority of at least two-thirds of the principal amount of the Notes for the time being outstanding owned by the Noteholders who are present or represented at the Meeting.

RISK FACTORS

Before making a decision with respect to the Proposals, Noteholders should carefully consider, in addition to the other information contained in this Consent Solicitation Memorandum, the following:

Blocking of Notes held through Euroclear and/or Clearstream

With respect to Notes held in Euroclear or Clearstream, following the submission of a Consent Instruction, the Notes which are the subject of such Consent Instruction will be blocked from trading by the relevant Clearing System until the earliest of the Payment Date and the date upon which a Noteholder becomes entitled to withdraw, and does withdraw, its vote, in the circumstances set out under the heading "Terms of the Consent Solicitation – Consent Instructions" below.

Limited Ability to Revoke Consents

Following the expiry of the Early Consent Deadline, a Noteholder will only be able to withdraw its vote with respect to the Extraordinary Resolution in the limited circumstances set out under the heading "Terms of the Consent Solicitation – Consent Instructions" below.

Responsibility for Complying with the Procedures of the Invitation

Noteholders are solely responsible for complying with all of the procedures for submitting Consent Instructions. None of the Borrower, the Issuer, the Solicitation Agent, the Trustee or the Tabulation Agent assumes any responsibility for informing Noteholders of irregularities with respect to Consent Instructions.

Responsibility for Information Relating to the Issuer, the Borrower and the Notes

Noteholders are responsible for independently investigating the position of the Issuer and the Borrower and the nature of the Notes. None of the Borrower, the Issuer, the Solicitation Agent, the Trustee or the Tabulation Agent assumes any responsibility for informing Noteholders as to the position of the Issuer or the Borrower, the nature of the Notes or the Loan and/or the effects of the Proposals in connection with this Consent Solicitation Memorandum.

If the Extraordinary Resolution is duly passed at the Meeting, the Proposals will be binding on all Noteholders, including those Noteholders who do not consent to the Proposals or who do not participate in the Meeting.

Noteholders who do not consent to the Proposals or who do not participate in the Meeting will be bound by the Extraordinary Resolution (if it is duly passed), but will not be entitled to any Consent Fees. Noteholders who do not consent to the Proposals or who do not participate in the Meeting will not be entitled to any rights of appraisal or similar rights of dissenters with respect to the adoption of the Extraordinary Resolution.

Interest accrued on the Loan and Notes may be cancelled on a non-cumulative basis and the Loan and Notes may be subject to Write Down Measures upon the occurrence of a Write Down Event (as defined in and further described in the Addendum)

The Loan Agreement upon being amended in accordance with the Addendum (assuming the passing of the Extraordinary Resolution at the Meeting and as further set out in the Notice of Meeting) (for the purposes of this Risk Factor only, the "Amended Loan Agreement") provides in Clause 8 that, if a Write Down Event (as defined below) has occurred and is continuing on the Write Down Measure Effective Date (as defined in the Amended Loan Agreement), the following consequences arise:

(i)
the Borrower's obligations under the Loan Agreement to repay the principal amount of the Loan and to pay penalties for non-performance of obligations thereunder shall be terminated in full or in part (such measure in respect of the principal amount of the Loan being a "Principal Write Down Measure", and in respect of the penalties being a "Penalties Cancellation Measure"); and

(ii)
any accrued and unpaid interest payable in respect of the Loan shall not be paid and shall not accumulate by way of the full or partial termination of the Borrower's obligations hereunder to pay the amounts of accrued and unpaid interest under the Loan (such measure being an "Interest Cancellation Measure" and, together with the Principal Write Down Measure and the Penalties Cancellation Measure, the "Write Down Measures"),

in each case to the extent required to improve the Borrower's capital adequacy ratios such that the Base Capital Adequacy Ratio (as defined in the Amended Loan Agreement) of the Borrower becomes not less than 2 per cent. or, in case of application of any Bankruptcy Prevention Measures (as defined below), such that all capital adequacy ratios of the Borrower meet the requirements imposed by Instruction No. 139-I (as defined in the Loan Agreement).

A "Write Down Event" means either of the following:

(i)	the Base Capital Adequacy Ratio of the Borrower is less than 2 per cent. for six or more banking days in aggregate during any consecutive 30-banking days' period; or

(ii)
the Banking Supervision Committee of the CBR approves a plan for participation of the Agency for Deposit Insurance (as defined in the Loan Agreement) in bankruptcy prevention measures in respect of Transacapitalbank contemplating provision by the Agency for Deposit Insurance of financial assistance to the Borrower in accordance with the Insolvency Law (each such measure being a "Bankruptcy Prevention Measure").

If a Write Down Event has occurred as a result of any losses incurred by the Borrower, any Write Down Measures may only be applied by the Borrower after undistributed profit, reserve fund and other sources of the Borrower's Base Capital have been exhausted to absorb losses of the Borrower.

Once the principal amount of the Loan has been written down in accordance with Clause 8 of the Amended Loan Agreement, the principal amount so written down may not be restored under any circumstances, including where the relevant Write Down Event(s) is(are) no longer continuing. Any penalties or accrued interest that have been cancelled in accordance with Clause 8 of the Amended Loan Agreement, shall not accumulate or be payable at any time thereafter, irrespective of whether or not the relevant Write Down Event(s) is(are) continuing.

A Write Down Event may occur on more than one occasion, and the penalties and the accrued interest on the Loan may be cancelled and the principal amount of the Loan may be written down on more than one occasion. None of the Issuer, the Trustee or any Noteholder shall have any right to such cancelled or written down amounts whether in a bankruptcy or dissolution of the Borrower or otherwise, and such non-payment shall not constitute an event entitling the Issuer to accelerate the Loan.

If a Write Down Event occurs, the principal amount of the Notes and/or interest amount then due in respect of the Notes (as applicable) will be subject to write-down and cancellation in an amount equal to the principal amount of the Loan and/or interest amount in respect of the Loan so written down and/or cancelled (as applicable) in accordance with Clause 8 of the Amended Loan Agreement. Any such write-down or cancellation will result in the Noteholders losing the relevant interest or principal amount of the Notes so written-down or cancelled. Accordingly, Noteholders should be aware that they may lose their entire investment in the Notes. In the event that the entire principal amount of the Notes is written down, the Notes will be cancelled. To the extent that part of the principal amount of the Loan has been Written Down, interest will continue to accrue only on the then outstanding principal amount (as so written down) of the Loan. Consequently, the amount of interest payable (if any) on the Notes will be correspondingly smaller following implementation of the Principal Write Down Measure in respect of part only of the principal amount of the Loan.

Regulation No. 395-P does not establish any detailed procedures for calculating amounts of principal write down and interest and penalties cancellation, including with respect to any hierarchy for the cancellation of interest and penalties and the write down of principal where the borrower has more than one loan that qualifies as 395-P Tier 2 Capital. If the CBR, in future, establishes a hierarchy of dealing with such loans or an approach to dealing with that calculation which is different from the manner in which the Interest Cancellation Amount, the Penalties Cancellation Amount and the Write Down Amount are calculated under the Amended Loan Agreement, the relevant amounts may have to be calculated by the Borrower in accordance with such alternative hierarchy or approach of the CBR. If this were to be the case, the amount of interest or penalties to be cancelled and/or of principal to be written down may be different from the relevant amounts which may have been, or would have been, as the case may be, so cancelled or written-down under the terms of the Amended Loan Agreement or, to the extent that the interest, penalties and/or principal have already been partly cancelled or written down pursuant to the terms of the Amended Loan Agreement, further Write Down Measure(s) may be required to comply with such approach or hierarchy of the CBR. Consequently, the interest and principal of the Notes will be subject to cancellation of interest and/or write down, including potential further cancellation and/or write down, in the amounts which are equivalent to the amounts which will be written down or cancelled under the Amended Loan Agreement in accordance with the approach or hierarchy established by the CBR.

Neither the Trustee nor any Agent shall have any responsibility for, or liability or obligation in respect of, any loss, claim or demand incurred as a result of or in connection with a Write Down Event or any consequent Write Down Measure(s) or cancellation or write down of the Notes or write down or cancellation of any claims in respect thereof, and neither the Trustee nor the Agents shall be responsible for any monitoring or calculation or determination or the verification of any calculation or determination in connection with the same.

Noteholders will not have any rights against the Borrower, the Issuer, the Trustee or the Agents with respect to (i) the repayment of such principal amount of the Notes so written-down or (ii) the payment of interest amounts then due in respect of the Notes (as applicable) so written-down.

Furthermore, upon the occurrence of a Write Down Event and the Write Down Measure Effective Date, Noteholders will not (i) receive any shares or other participation rights in the Issuer or the Borrower or be entitled to any other participation in the upside potential of any equity or debt securities issued by the Issuer or the Borrower, or (ii) be entitled to any compensation in the event of any further change in Base Capital Adequacy Ratio or in the event that the bankruptcy prevention measures referred to above are withdrawn, otherwise halted or completed. A write-down of a principal amount of the Notes may occur even if existing shares of the Borrower or the Issuer remain outstanding.

TERMS OF THE CONSENT SOLICITATION

Subject as provided herein, the Issuer (with the agreement of the Borrower) hereby invites each Noteholder to vote in favour of the Extraordinary Resolution in respect of its Notes.

Noteholders who need assistance with respect to the procedures for participating in the Consent Solicitation, or who require additional information from the Issuer or the Borrower with respect to the Issuer, the Borrower or the terms of this Consent Solicitation, should contact the Tabulation Agent, the contact details for which are on the last page of this Consent Solicitation Memorandum.

Noteholders and Beneficial Owners are advised to check with any broker, dealer, bank, custodian, trust company or other nominee through which they hold the Notes whether such intermediary would require to receive instructions to participate in, withdraw or (in the limited circumstances in which revocation is permitted) revoke their Consent Instruction before the deadlines specified in this Consent Solicitation Memorandum. Furthermore, the deadlines set by Euroclear or Clearstream for the submission of Consent Instructions may also be earlier than the relevant deadlines specified in this Consent Solicitation Memorandum.

Only Direct Participants may submit Consent Instructions. Each Noteholder that is not a Direct Participant must arrange for the Direct Participant through which it holds the relevant Notes to submit a Consent Instruction on its behalf prior to the deadline(s) specified by Euroclear or Clearstream (as applicable) and so as to be received by the Tabulation Agent on or prior to the Early Consent Deadline or Expiration Time, as applicable.

A separate Consent Instruction must be submitted on behalf of each Beneficial Owner. There are no guaranteed delivery procedures provided by the Issuer or the Borrower in connection with the Consent Solicitation.

1.	THE CONSENT SOLICITATION

(1)
A Noteholder may vote in respect of the Extraordinary Resolution and appoint the Tabulation Agent as its proxy to attend the Meeting and vote with respect to the Extraordinary Resolution, on the terms and conditions set out in this Consent Solicitation Memorandum, in respect of all or some only of the outstanding Notes held by it, by submitting or arranging for the submission of a duly completed and valid Consent Instruction to Euroclear or Clearstream (as applicable) in accordance with the requirements of Euroclear or Clearstream (as applicable) and in the manner specified herein. Noteholders may submit a Consent Instruction at any time during the Consent Period and prior to the Expiration Time, or until such later date and time as the Issuer (following consultation with the Borrower), may determine, subject always to applicable law, the provisions of Schedule 5 of the Trust Deed and the provisions of paragraph 4 ("Terms of the Consent Solicitation – Amendment, Extension, Termination and Subsequent Invitations") below.

(2)
Prior to the Expiration Time, the Issuer (following consultation with the Borrower), may amend, extend, terminate or re-open the Consent Solicitation, each as further described in paragraph 4 ("Terms of the Consent Solicitation – Amendment, Extension, Termination and Subsequent Invitations") below.

(3)	Noteholders may only submit Consent Instructions in principal amounts of U.S.$100,000 or integral multiples of U.S.$1,000 in excess thereof.

(4)
The submission by or on behalf of a Noteholder of a Consent Instruction, which is not validly withdrawn or revoked, will automatically appoint the Tabulation Agent (or its nominee) as its proxy to attend the Meeting (and any adjourned Meeting) and to vote in favour of the Extraordinary Resolution in respect of the Notes which are the subject of the Consent Instruction.

(5)
Subject to the conditions set out herein, the Issuer (or its nominee), providing that it has received the same from the Borrower, will pay on the Payment Date to each Noteholder who has delivered (and has not validly withdrawn or revoked) a Consent Instruction (i) on or prior to the Early Consent Deadline, the Early Consent Fee, or (ii) after the Early Consent Deadline but on or prior to the Expiration Time, the Late Consent Fee. A Noteholder will not be eligible to receive the Early Consent Fee for Consent Instructions submitted after the Early Consent Deadline but may be eligible to receive the Late Consent Fee (as provided herein). A Noteholder will not be eligible to receive the Late Consent Fee or the Early Consent Fee if such Noteholder votes against the Extraordinary Resolution, votes other than by delivery of a valid Consent Instruction, votes after the Early Consent Deadline or Expiration Time, as applicable, if such Noteholder does not vote at all, revokes its Consent Instruction or unblocks its Notes, if the Extraordinary Resolution is not duly passed at the Meeting or if, by submitting the Consent Instruction, such Noteholder is unable to make the representations set out in "Terms of the Consent Solicitation – The Consent Solicitation – paragraph 6(2)".

(6)
It is a condition to the Issuer's obligation to pay or procure the payment of the Early Consent Fee or the Late Consent Fee that the Extraordinary Resolution is duly passed and becomes effective in accordance with its terms. Such condition is waivable at the sole discretion of the Issuer (with the agreement of the Borrower).

2.	CONSENT INSTRUCTIONS

(1)	A Noteholder must clearly state in its Consent Instruction:

(a)	the aggregate principal amount of the Notes in respect of which it wishes the Tabulation Agent (or its nominee) as proxy to vote in favour of the Extraordinary Resolution; and

(b)
the name of the Direct Participant and the securities account number at Euroclear or Clearstream (as applicable) in which the Notes are held. For the avoidance of doubt, there is no obligation to disclose the identity of Beneficial Owners in the Consent Instruction.

(2)
Each Consent Instruction must appoint the Tabulation Agent (or its nominee) as its proxy to attend the Meeting (and any adjourned Meeting) and to vote in favour of the Extraordinary Resolution in respect of the Notes which are the subject of the Consent Instruction and in accordance with the terms of the Consent Solicitation.

Subject to sub-paragraph 2(3) below, the authorisations, instructions and requests in this sub-paragraph 2(2) are irrevocable. Noteholders submitting Consent Instructions must also procure that Euroclear or Clearstream (as applicable) blocks the Notes which are the subject of the Consent Instruction in accordance with the procedures set out in paragraphs 3 ("Terms of the Consent Solicitation – Procedures in Respect of the Clearing Systems") and 4 ("Terms of the Consent Solicitation – Amendment, Extension, Termination and Subsequent Invitations") below.

(3)
Subject to applicable law and the provisions of Schedule 5 of the Trust Deed a Consent Instruction submitted by or on behalf of a Noteholder before the Early Consent Deadline may be withdrawn by that Noteholder by submission to the Tabulation Agent of a withdrawal instruction, by a properly transmitted message, in accordance with the procedures of Euroclear or Clearstream (as applicable), in the following circumstances only:

(a)	in the circumstances described in paragraph 5 ("Terms of the Consent Solicitation – Amendment of Consent Solicitation and Withdrawal Rights") below; or

(b)	at any time prior to the Early Consent Deadline but not thereafter.

Following such withdrawal the vote in favour shall lapse and the Tabulation Agent will advise Euroclear or Clearstream (as applicable) that the relevant Notes should be unblocked. Any such withdrawal will render the Noteholder withdrawing such Consent Instruction ineligible to receive the Early Consent Fee unless a valid Consent Instruction is delivered to and received by the Tabulation Agent on or prior to the Early Consent Deadline and not validly withdrawn on or prior to the conclusion of the Meeting and which remains in full force and effect until the conclusion of the Meeting (and any adjourned Meeting).

Noteholders who wish to exercise their right of withdrawal as provided above or otherwise, having validly submitted Consent Instructions through Euroclear or Clearstream (as applicable), must submit an electronic withdrawal instruction in accordance with the requirements of Euroclear or Clearstream (as applicable), which electronic withdrawal instruction must be received by the Tabulation Agent prior to the Early Consent Deadline or in the case of a Consent Instruction given after the Early Consent Deadline, the Expiration Time, in each case subject to the provisions of Schedule 5 of the Trust Deed. To be valid, such instruction must specify the Notes to which the original Consent Instruction related, the securities account to which such Notes are credited and any other information and documentation required by Euroclear or Clearstream (as applicable) and the Tabulation Agent and written intimation of any such withdrawal must be received by the Principal Paying Agent at its specified office by the time being 24 hours before the time fixed for the Meeting.

(4)
Subject to sub-paragraph 2(3) above and Schedule 5 of the Trust Deed, the submission by or on behalf of a Noteholder of a Consent Instruction shall constitute an irrevocable and binding instruction to appoint the Tabulation Agent (or its nominee) as its proxy to attend the Meeting (and any adjourned Meeting) and to vote in favour of the Extraordinary Resolution in respect of the Notes which are the subject of the relevant Consent Instruction, subject to the terms and conditions set out herein.

(5)
By submitting a Consent Instruction, the Noteholder is deemed to represent, warrant and undertake to the Issuer, the Borrower, the Tabulation Agent and the Solicitation Agent that with effect from, and including, the date on which the Consent Instruction was submitted until the Payment Date or, in the case of Notes in respect of which the vote in favour has been withdrawn under sub-paragraph 2(3) above, following the receipt by the Tabulation Agent of the relevant withdrawal instruction that:

(a)	such Notes are, at the time of submission of the Consent Instruction, and will continue to be, held by it or on its behalf at Euroclear or Clearstream (as applicable); and

(b)	such Notes have been blocked (and will remain blocked) in the securities account to which such Notes are credited in Euroclear or Clearstream (as applicable).

The receipt of a Consent Instruction by Euroclear or Clearstream (as applicable) will be acknowledged in accordance with the standard practices of Euroclear or Clearstream (as applicable) and will result in the blocking of the relevant Notes in the Noteholder's account at Euroclear or Clearstream (as applicable) so that no transfers may be effected in relation to such Notes. By blocking such Notes in Euroclear or Clearstream (as applicable), each Direct Participant will be deemed to have consented to Euroclear or Clearstream (as applicable) providing details concerning such Direct Participant's identity to the Tabulation Agent, the Issuer, the Borrower and the Solicitation Agent. For the avoidance of doubt, none of the Clearing Systems, Direct Participants or Beneficial Owners is under an obligation to disclose the identity of Beneficial Owners.

(6)
It is a condition of the Issuer's obligation (or such other person's obligation) to pay the Early Consent Fee or the Late Consent Fee, as applicable, that the Extraordinary Resolution has been duly passed at the Meeting and becomes effective in accordance with its terms. Such condition may be waived at the sole discretion of the Issuer (with the agreement of the Borrower).

(7)
The obligation of the Issuer to pay the Consent Fees will be discharged by payment by or on behalf of the Issuer to or to the order of the registered holders of the Notes which, for so long as the Notes are held in global form for the Clearing Systems, will be the depositaries (or their nominees) for the Clearing Systems. Each Noteholder must look to the relevant Clearing System and/or any relevant Direct Participant/intermediate custodian, as the case may be, for its share of the payment so made by the Issuer.

(8)
Noteholders wishing to vote at the Meeting outside the terms of the Consent Solicitation must do so by 4:00 p.m. (London time) on 27 May 2015 subject to and in accordance with the procedures set out in Schedule 5 of the Trust Deed and in accordance with the procedures set out in the Notice of Meeting but will not be eligible to receive the Early Consent Fee or the Late Consent Fee notwithstanding that they may vote in favour of the Extraordinary Resolution pursuant to the instructions in the Notice of Meeting or that the Extraordinary Resolution may be duly passed at the Meeting.

3.	PROCEDURES IN RESPECT OF THE CLEARING SYSTEMS

(1)
Each Noteholder must procure that Notes subject to a Consent Instruction have been blocked in the securities account to which they are credited in the relevant Clearing System with effect from, and including, the day on which the Consent Instruction is delivered to the Tabulation Agent, so that no transfers of such Notes may be effected at any time after such date until such date that such Notes are unblocked pursuant to the terms herein. Notes should be blocked in accordance with the procedures of Euroclear or Clearstream (as applicable) and the deadlines required by the relevant Clearing System. The Issuer, the Borrower and the Tabulation Agent shall be entitled to treat the submission of a Consent Instruction as a confirmation that such Notes have been so blocked. The Tabulation Agent may require the relevant Clearing System to confirm in writing that such Notes have been blocked with effect from the date of submission of the Consent Instruction. In the event that the relevant Clearing System fails to provide such confirmation, the Tabulation Agent shall inform the Issuer and the Borrower and the Issuer (following consultation with the Borrower), shall be entitled, but not obliged, to reject the Consent Instruction and if rejected, the vote in favour thereof shall be treated as not having been made.

(2)
Beneficial Owners who are not Direct Participants in Euroclear or Clearstream must contact their broker, dealer, bank, custodian, trust company or other nominee to arrange for their Direct Participant in Euroclear or Clearstream (as applicable) through which they hold Notes to submit a Consent Instruction on their behalf to be received by the Tabulation Agent on or prior to the Expiration Time (and, in order to be eligible to receive the Early Consent Fee, to be so received on or prior to the Early Consent Deadline). The Beneficial Owners of Notes that are held in the name of a broker, dealer, bank, custodian, trust company or other nominee should contact such entity sufficiently in advance of the Early Consent Deadline or Expiration Time, as applicable, if they wish to vote in respect of the Extraordinary Resolution and procure that the Notes are blocked in accordance with the procedures of the relevant Clearing System and the deadlines imposed by such Clearing System.

(3)
Direct Participants in Euroclear or Clearstream voting in respect of the Extraordinary Resolution shall be deemed to have given authority to Euroclear or Clearstream to disclose their identity to the Tabulation Agent, the Issuer, the Borrower and the Solicitation Agent upon submission of a Consent Instruction.

(4)
Noteholders and Beneficial Owners who are not Direct Participants in Euroclear or Clearstream who wish to withdraw their Consent Instruction should contact the relevant Clearing System or their broker, dealer, bank, custodian, trust company or other nominee, as applicable, in sufficient time before the Meeting is held.

4.	AMENDMENT, EXTENSION, TERMINATION AND SUBSEQUENT INVITATIONS

(1)
Subject to paragraph 5 below ("Terms of the Consent Solicitation – Amendment of Consent Solicitation and Withdrawal Rights"), but notwithstanding any other provision of the Consent Solicitation, the Issuer (following consultation with the Borrower), reserves the right, subject to applicable laws and the provisions of Schedule 5 of the Trust Deed, at any time prior to the Expiration Time to amend the Early Consent Fee and/or the Late Consent Fee, or to extend the Early Consent Deadline and/or the Expiration Time. The Issuer (following consultation with the Borrower), reserves the right, subject to the terms and conditions set out herein, to amend the Consent Solicitation in any respect or to terminate the Consent Solicitation by giving written notice of such amendment or termination to the Tabulation Agent. The Issuer (following consultation with the Borrower), may also, subject to applicable law and the provisions of Schedule 5 of the Trust Deed, re-open the Consent Solicitation, following the expiry of the Consent Period, for such period(s) as it may in its sole discretion decide. The Issuer will notify Noteholders of any such amendment, extension, termination or re-opening of the Consent Solicitation as soon as is reasonably practicable thereafter in accordance with paragraph 6(3) below and "Proposals - Announcements". The Issuer (following consultation with the Borrower), may, if it deems it appropriate, and shall where required by applicable law, permit Noteholders to withdraw Consent Instructions during any such extension or re-opening of the Consent Solicitation.

(2)
Unless the Issuer (following consultation with the Borrower) notifies the Noteholders otherwise, and subject to applicable law and the provisions of Schedule 5 of the Trust Deed, any extension of the Early Consent Deadline in respect of the Consent Solicitation or the setting of a new Early Consent Deadline in respect of the Consent Solicitation does not permit any Noteholder who has submitted a Consent Instruction to withdraw such instruction after the original Early Consent Deadline relating to that Noteholder's vote has passed.

(3)
The Issuer (with the agreement of the Borrower), may, subject to paragraph 5 ("Terms of the Consent Solicitation – Amendment of Consent Solicitation and Withdrawal Rights") below, at any time prior to the Expiration Time make a new Invitation to Noteholders to vote in favour of the Extraordinary Resolution on such terms as they may determine. The Issuer (with the agreement of the Borrower), will notify Noteholders of any such new Invitation as soon as is reasonably practicable thereafter in accordance with paragraph 6(3) below.

(4)
Subject to paragraph 2(3) above and paragraph 5 ("Terms of the Consent Solicitation – Amendment of Consent Solicitation and Withdrawal Rights") below, each Noteholder agrees that Consent Instructions submitted to the Tabulation Agent before any new Consent Solicitation or amended Consent Solicitation is made will continue to be valid and binding following the new Consent Solicitation or amended Consent Solicitation. If the Issuer (following consultation with the Borrower), so elects, subject to paragraph 5 ("Terms of the Consent Solicitation – Amendment of Consent Solicitation and Withdrawal Rights") below, any votes made prior to the new Consent Solicitation or amended Consent Solicitation will be deemed to be made on the terms of the new Consent Solicitation or amended Consent Solicitation.

5.	AMENDMENT OF CONSENT SOLICITATION AND WITHDRAWAL RIGHTS

Subject to applicable law and the provisions of Schedule 5 of the Trust Deed, if the Issuer (with the agreement of the Borrower), decreases the Early Consent Fee or the Late Consent Fee, or makes a new Invitation to Noteholders to vote in favour of the Extraordinary Resolution for reduced Consent Fees or on different terms, or amends the terms of the Consent Solicitation in any other way, which, in the sole opinion of the Issuer (following consultation with the Borrower), in accordance with applicable law and the provisions of Schedule 5 of the Trust Deed, are materially less beneficial for Noteholders (considered as a class), then the Issuer (following consultation with the Borrower), will extend the Consent Solicitation for a period deemed by the Issuer (following consultation with the Borrower), to be sufficient, acting in accordance with applicable law and the provisions of Schedule 5 of the Trust Deed, to permit Noteholders to deliver or revoke their Consent Instruction in respect of such votes and, whether such notice is given before or after the Early Consent Deadline, such Noteholders shall thereupon be entitled, for the period so determined by the Issuer (following consultation with the Borrower), to be appropriate, acting in accordance with applicable law and the provisions of Schedule 5 of the Trust Deed, to withdraw any Consent Instruction given by them, in accordance with the procedure set out in paragraph 2(3) above. When considering whether a matter is, or is not, materially less beneficial for Noteholders, the Issuer and the Borrower shall not be obliged to have regard to the individual circumstances of particular Noteholders.

6.	ADDITIONAL TERMS OF THE CONSENT SOLICITATION

(1)	All communications, payments, notices, cheques or certificates to be delivered to or by a Noteholder will be delivered by or sent to or by it at its own risk.

(2)
The submission of a Consent Instruction will be deemed to constitute an agreement, acknowledgement, undertaking, representation and warranty by the Noteholder, any Direct Participant (in respect of itself and, where applicable, the Beneficial Owner) submitting such Consent Instruction on such holder's behalf to each of the Issuer, the Borrower, the Solicitation Agent, the Trustee and the Tabulation Agent that at the time of submission of the Consent Instruction, at the Early Consent Deadline or Expiration Time (as applicable) and on the Payment Date:

(a)	it acknowledges that it has received and reviewed, understands and accepts the terms, conditions, risk factors and other considerations set out in the Consent Solicitation Memorandum;

(b)	it consents and authorises Euroclear or Clearstream to provide the Tabulation Agent, the Issuer, the Borrower and the Solicitation Agent with details of their identity;

(c)
it acknowledges that none of the Issuer, the Borrower, the Solicitation Agent, the Tabulation Agent and the Trustee or any of their respective affiliates, directors, officers, employees or agents has made any recommendation as to whether to vote in favour of the Extraordinary Resolution and it represents that it has made its own decision with regard to voting in favour of the Extraordinary Resolution based on any independent financial, legal and tax advice that it has deemed necessary to seek;

(d)
it acknowledges that all authority conferred or agreed to be conferred pursuant to these acknowledgements, representations, warranties and undertakings and every obligation of the Noteholder voting in favour of the Extraordinary Resolution shall to the extent permitted by applicable law be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the Noteholder voting in favour of the Extraordinary Resolution and shall not be affected by, and shall survive, the death or incapacity of the Noteholder voting in favour of the Extraordinary Resolution, as the case may be;

(e)
it acknowledges that none of the Issuer, the Borrower, the Solicitation Agent, the Tabulation Agent, the Trustee or any of their respective affiliates, directors, officers, employees or agents has given it any information with respect to the Consent Solicitation save as expressly set out in the Consent Solicitation Memorandum and any notice in relation thereto;

(f)
it acknowledges that no information has been provided to it by the Issuer, the Borrower, the Solicitation Agent, the Tabulation Agent, the Trustee or any of their respective affiliates, directors, officers, employees or agents with regard to the tax consequences to Noteholders or Beneficial Owners arising from the Extraordinary Resolution or the receipt of the Early Consent Fee or the Late Consent Fee, as the case may be, and hereby acknowledges that it is solely liable for any taxes and similar or related payments imposed on it under the laws of any applicable jurisdiction as a result of its participation in the Consent Solicitation and agrees that it will not and does not have any right of recourse (whether by way of reimbursement, indemnity or otherwise) against the Issuer, the Borrower, the Solicitation Agent, the Tabulation Agent, the Trustee or any of their affiliates, directors, officers, employees, agents or any other person in respect of such taxes and payments;

(g)
it acknowledges that (i) it will be paid any cash amounts owed to it (if any) in U.S. dollars and (ii) such cash amounts will be deposited on the Payment Date by or on behalf of the Issuer, providing that it has received the same from the Borrower, or the Issuer's nominee with the relevant Clearing System, and that such deposit will be good discharge for the Issuer;

(h)	the Solicitation Agent may submit Consent Instructions for its own account as well as on behalf of other Noteholders;

(i)
it has observed the laws of all relevant jurisdictions, obtained all requisite governmental, exchange control or other required consents, complied with all requisite formalities and paid any issue, registration, transfer or other taxes, duties or requisite payments due from it in each respect in connection with the Consent Solicitation or vote in favour or acceptance of the Proposals, in any jurisdiction and that it has not taken or omitted to take any action in breach of the representations or which will or may result in the Issuer, the Borrower or any other person acting in breach of the legal or regulatory requirements of any such jurisdiction in connection with the Consent Solicitation or any votes in favour or the Proposals;

(j)	it has full power and authority to vote in the Meeting;

(k)
until the earlier of the Payment Date or (in the case of Notes in respect of which a Consent Instruction has been withdrawn under paragraph 2(3) above) the date of receipt by the Tabulation Agent of the relevant withdrawal instruction, it holds and will hold, the Notes specified in the Consent Instruction in the account(s) specified in the Consent Instruction. It further hereby represents, warrants and undertakes that, in accordance with the procedures of Euroclear or Clearstream (as applicable) and by the deadline required by Euroclear or Clearstream (as applicable) it has irrevocably instructed Euroclear or Clearstream (as applicable) to block such Notes with effect on and from the date of the Consent Instruction so that, at any time pending the Payment Date, no transfers of such Notes may be effected; and it hereby represents, warrants and undertakes that it has delivered an individual, matching blocking instruction in respect of the relevant Notes specified in the Consent Instruction to Euroclear or Clearstream (as applicable) and has ensured that the relevant blocking instruction can be allocated to such Notes;

(l)	each Consent Instruction is made on the terms and conditions set out in this Consent Solicitation Memorandum;

(m)
it acknowledges that (i) it may not rely, and has not relied, on any investigation that the Solicitation Agent, any of its affiliates or any person acting on their behalf may have conducted with respect to the Notes, the Loan, the Issuer or the Borrower, and none of such persons has or affiliates have made any representation to us, express or implied, with respect to the Issuer, the Borrower and the Notes; (ii) it has received all information that it believes is necessary or appropriate in connection with this Consent Solicitation; (iii) it has made its own assessment and has satisfied itself concerning the relevant tax, legal, currency and other economic consideration relevant to its investment in the Notes; and (iv) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Notes;

(n)
each Consent Instruction is being submitted in compliance with all applicable law and/or regulations of the jurisdiction in which the Noteholder is located and/or in which it is resident and no registration, approval or filing with any regulatory authority of such jurisdiction is required in connection with each such Consent Instruction; and

(o)	it is not a Sanctions Restricted Person.

If the relevant Noteholder is unable to give any of the representations and warranties described in (a) to (o) above, such Noteholder should contact the Solicitation Agent.

(3)
Save as otherwise provided herein, any notice or announcement given to a Noteholder in connection with the Consent Solicitation will be deemed to have been duly given if delivered to the Tabulation Agent for onward transmission to the Clearing Systems.

(4)
Each Noteholder submitting a Consent Instruction in accordance with its terms shall be deemed to have agreed to indemnify the Trustee, the Issuer, the Borrower, the Solicitation Agent, the Tabulation Agent and any of their respective affiliates, directors, officers, employees or agents against all and any losses, costs, claims, liabilities, expenses, charges, actions or demands which any of them may incur or which may be made against any of them as a result of any breach of any of the terms of, or any of the representations, warranties and/or undertakings given pursuant to, such vote in favour by such Noteholder.

(5)
The Issuer (following consultation with the Borrower), may in its discretion elect to treat as valid a Consent Instruction not complying in all respects with the terms of the Consent Solicitation or in respect of which the relevant Noteholder does not comply with all the subsequent requirements of these terms.

(6)
If a Noteholder, in accordance with applicable law and the provisions of Schedule 5 of the Trust Deed, amends its electronic voting and blocking instruction from a vote against the Extraordinary Resolution to a vote in favour of the Extraordinary Resolution, the Issuer (following consultation with the Borrower), may in its absolute discretion, elect to pay a Consent Fee to such Noteholder irrespective of any other term herein.

(7)
This Consent Solicitation Memorandum, the Consent Solicitation and each Consent Instruction and any non-contractual obligations arising out of or in connection with any of the aforesaid shall be governed by and construed in accordance with English law. By voting in favour of the Extraordinary Resolution, a Noteholder irrevocably and unconditionally agrees for the benefit of the Issuer, the Borrower, the Solicitation Agent, the Tabulation Agent and the Trustee that the courts of England are to have jurisdiction to settle any disputes which may arise in connection with the Consent Solicitation Memorandum, the Consent Solicitation and each Consent Instruction and any non-contractual obligations arising out of or in connection with any of the aforesaid or any of the documents referred to above and that, accordingly, any suit, action or proceedings arising out of or in connection with the foregoing may be brought in such courts.

(8)
None of the Issuer, the Borrower, the Solicitation Agent, the Tabulation Agent, the Trustee or any of their respective affiliates, directors, officers, employees or agents makes any recommendation as to whether or not to accept the Consent Solicitation or otherwise to exercise any rights in respect of the Notes. Noteholders must make their own decision with regard to voting in respect of the Extraordinary Resolution based on any financial, legal and tax advice it has deemed necessary to seek.

(9)
Subject to applicable law and the provisions of Schedule 5 of the Trust Deed, the interpretation of the Issuer (following consultation with the Borrower), of the terms and conditions of the Consent Solicitation and any vote (including any instructions in the Consent Instruction) shall be final and binding. Subject to applicable law and the provisions of Schedule 5 of the Trust Deed, the Issuer, the Borrower or the Tabulation Agent (on behalf of the Issuer and the Borrower) may: (a) in its absolute discretion reject any Consent Instruction submitted by a Noteholder or (b) in its absolute discretion elect to treat as valid a Consent Instruction not complying in all respects with the terms of the Consent Solicitation or in respect of which the relevant Noteholder does not comply with all the subsequent requirements of these terms and such determination will be final and binding.

(10)
Unless waived by the Issuer (following consultation with the Borrower), any irregularities in connection with any Consent Instruction must be cured within such time as the Issuer (following consultation with the Borrower), shall in its discretion determine. None of the Issuer, the Borrower, the Solicitation Agent, the Tabulation Agent, the Trustee, any of their respective affiliates, directors, officers, employees, agents, or any other person will be under any duty to give notification of any defects or irregularities in such Consent Instruction, nor will any of such entities or persons incur any liability for failure to give such notification.

(11)
If any communication (whether electronic or otherwise) addressed to the Issuer, the Borrower, or the Tabulation Agent is communicated on behalf of a Noteholder by an attorney-in-fact, custodian, trustee, administrator, director or officer of a corporation or any other person acting in a fiduciary or representative capacity (other than a Direct Participant in its capacity as such) that fact must be indicated in the relevant communication, and a power of attorney or other form of authority, in a form satisfactory to the Issuer (following consultation with the Borrower), must be delivered to the Tabulation Agent by the end of the Consent Period. Failure to submit such evidence as aforesaid may result in rejection of the acceptance. Neither the Issuer, the Borrower nor the Tabulation Agent shall have any responsibility to check the genuineness of any such power of attorney or other form of authority so delivered and may conclusively rely on, and shall be protected in acting in reliance upon, any such power of attorney or other form of authority.

(12)
None of the Issuer, the Borrower, the Solicitation Agent, the Tabulation Agent, the Trustee or any of their respective affiliates, directors, officers, employees or agents accepts any responsibility whatsoever for failure of delivery of any Consent Instruction or any other notice or communication or any other action required under these terms. The determination of the Issuer (following consultation with the Borrower), in respect of any Consent Instruction or any other notice or communication shall be final and binding. The Tabulation Agent may, where appropriate, consult with the Issuer and/or the Borrower when making such determination on behalf of the Issuer and/or the Borrower.

7.	PAYMENT DATE

Subject to the terms and conditions set out herein, on the Payment Date the Issuer (or its nominee), providing that it has received the same from the Borrower, will pay (i) to all Noteholders who have validly submitted (and not withdrawn) a Consent Instruction on or prior to the Early Consent Deadline, the Early Consent Fee and (ii) to all Noteholders who have validly submitted (and not withdrawn) a Consent Instruction after the Early Consent Deadline but at or prior to the Expiration Time, the Late Consent Fee.

8.	WITHHOLDING TAX

All payments by or on behalf of the Issuer and/or the Borrower for the purpose of this Consent Solicitation will be made without deduction or withholding for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of the Russian Federation or Ireland or any authority thereof or therein having the power to tax, unless the deduction or withholding of such taxes or duties is required by applicable law.

Noteholders are solely liable for any taxes and similar or related payments imposed on them under the laws of any applicable jurisdiction as a result of their submission of Consent Instructions and Noteholders should take their own tax advice in relation to the tax consequences of voting in favour of the Extraordinary Resolution pursuant to the Consent Solicitation.

SOLICITATION AGENT AND TABULATION AGENT

The Issuer and the Borrower have retained UBS Limited to act as Solicitation Agent for the Consent Solicitation pursuant to the terms of the Solicitation Agency Agreement. The Issuer has also retained Deutsche Bank AG, London Branch to act as Tabulation Agent pursuant to the terms of the Tabulation Agency Agreement.

The Solicitation Agent and its affiliates may contact Noteholders regarding the Consent Solicitation, and may request brokers, dealers, banks, custodians, trust companies or other nominees, to forward this Consent Solicitation Memorandum, any notice in relation thereto and related materials to Noteholders. The Solicitation Agency Agreement contains certain provisions regarding payment of fees, expense reimbursement and indemnity arrangements relating to the Consent Solicitation. The Solicitation Agent and its affiliates have provided and continue to provide certain investment banking services to each of the Issuer and the Borrower for which they have received and will receive compensation that is customary for services of such nature. None of the Solicitation Agent or the Tabulation Agent or any of their respective directors, officers, employees, agents or affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Consent Solicitation, the Notes, the Loan, the Issuer, the Borrower or any of their respective affiliates contained in this Consent Solicitation Memorandum or for any failure by any of them to disclose events that may have occurred and may affect the significance or accuracy of such information.

None of the Solicitation Agent or the Tabulation Agent or any of their respective directors, officers, employees, agents or affiliates makes any representation or recommendation whatsoever regarding the Consent Solicitation, or any recommendation as to whether Noteholders should participate in the Consent Solicitation.

All correspondence in connection with the Consent Solicitation should be sent or delivered by each Noteholder or a Beneficial Owner's broker, dealer, bank, custodians, trust company or other nominee to the Tabulation Agent at the addresses and telephone number set forth on the last page of this Consent Solicitation Memorandum. The Tabulation Agent is the agent of the Issuer and owes no duty to any holder of Notes.

The Solicitation Agent, which is regulated in the United Kingdom by the Financial Conduct Authority, is acting exclusively for the Issuer and the Borrower and nobody else in relation to the Consent Solicitation and will not be responsible pursuant to the Solicitation Agency Agreement or otherwise for giving advice or other investment services in relation to the Consent Solicitation to any party. The Solicitation Agent and/or its affiliates may have a holding in, or may from time to time provide advice or other investment services in relation to, or engage in transactions involving, the Notes. At any given time, the Solicitation Agent may trade the Notes for its own account or for the accounts of customers and, accordingly, may hold a long or short position in the Notes.

If a jurisdiction requires that the Consent Solicitation be made by a licensed broker or dealer and the Solicitation Agent or any of its affiliates is such a licensed broker or dealer in that jurisdiction, the Consent Solicitation shall be deemed to be made by such Solicitation Agent or such affiliate(s), as the case may be, on behalf of the Issuer and the Borrower in such jurisdiction where it is so licensed and the Consent Solicitation is not being made in any such jurisdiction where the Solicitation Agent or one of its affiliates is not so licensed.

SCHEDULE 1
FORM OF NOTICE OF MEETING

THIS NOTICE IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT ABOUT THE ACTION YOU SHOULD TAKE, YOU SHOULD CONSULT IMMEDIATELY YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER PROFESSIONAL ADVISER AUTHORISED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000.

NOTICE OF MEETING

to each of the holders of the

TransRegionalCapital Limited
(the "Issuer")

outstanding
U.S.$100,000,000 10.514 per cent. Loan Participation Notes due 2017 with an interest rate step-up in 2012
(the "Notes")

(ISIN: XS0311369978; Common Code: 031136997)

issued by, but with limited recourse to, the Issuer
for the sole purpose of financing a subordinated loan to

Open Joint Stock Bank "TRANSCAPITALBANK"
(the "Borrower")

NOTICE IS HEREBY GIVEN that, pursuant to the provisions of Schedule 5 of the trust deed dated 18 July 2007 between the Issuer and Deutsche Trustee Company Limited as trustee (the "Trustee") for the holders of the Notes (the "Noteholders") (the "Trust Deed"), such Trust Deed constituting the Notes, a meeting (the "Meeting") of the Noteholders convened by the Issuer, a private limited company incorporated under the laws of Ireland whose registered office is at Pinnacle 2, Eastpoint Business Park, Dublin 3, Ireland, will be held at 4:00 p.m. (London time) on 29 May 2015 at the offices of Clifford Chance LLP, 10 Upper Bank Street, London E14 5JJ for the purpose of considering and, if thought fit, passing the following resolution which will be proposed as an Extraordinary Resolution in accordance with the provisions of the Trust Deed. Unless the context otherwise requires, capitalised terms used in this notice shall bear the meanings given to them in the Trust Deed.

EXTRAORDINARY RESOLUTION

"THAT THIS MEETING (the "Meeting") of the holders (the "Noteholders") of the U.S.$100,000,000 10.514 per cent. Loan Participation Notes due 2017 with an interest rate step-up in 2012 (of which U.S.$100,000,000 are outstanding) issued on 18 July 2007 (the "Notes") by, but with limited recourse to, TransRegionalCapital Limited (the "Issuer") for the sole purpose of financing a subordinated loan to Open Joint Stock Bank "TRANSCAPITALBANK" (the "Borrower"), such Notes being constituted by a trust deed dated 18 July 2007 between the Issuer and Deutsche Trustee Company Limited (the "Trustee") (the "Trust Deed"), by Extraordinary Resolution (as defined in the Trust Deed) HEREBY:

(1)
RESOLVES to assent to (and authorises, directs, instructs, requests and empowers the Trustee to consent to) the modification of the subordinated loan agreement dated 16 July 2007 (the "Loan Agreement") between the Issuer (as lender) and the Borrower (as borrower) as set out in the "Amendment Addendum to the Subordinated Loan Agreement dated 16 July 2007" to be entered into between the Issuer and the Borrower, the draft of which is attached as the Schedule to this Notice of Meeting (the "Addendum").

(2)	RESOLVES to assent to and approve the modification to the terms and conditions of the Notes set out in Schedule 3 to the Trust Deed as follows:

All references to "Joint Stock Bank Transcapitalbank" shall be read as references to "Open Joint Stock Bank "TRANSCAPITALBANK".

All references to the "U.S.$100,000,000 10.514 per cent. Loan Participation Notes due 2017 with interest rate step-up on 18 September 2012" shall be read as references to "U.S.$100,000,000 10 per cent. Loan Participation Notes due 2020".

The fifteenth paragraph of Condition 1 (Status) shall be deleted in its entirety and replaced with the following:

Any claims of the Issuer against Transcapitalbank in respect of the principal of, and interest on, the Subordinated Loan as well as penalties (if any) for non-performance of obligations thereunder, will be subordinated upon the occurrence of a Bankruptcy Event (as defined in the Subordinated Loan Agreement) to the claims of all Senior Creditors (as defined in the Subordinated Loan Agreement), will rank at least pari passu with the claims of other subordinated creditors of Transcapitalbank (whether actual or contingent) having a fixed maturity from time to time outstanding and will be senior to the claims of holders of Transcapitalbank's Capital Stock (as defined in the Subordinated Loan Agreement) (including preference shares, if any).

The following paragraph shall be added after the second paragraph of Condition 4 (Interest):

Subject to Clause 8 of the Subordinated Loan Agreement, Transcapitalbank will pay interest on the Original Principal Amount (as defined in the Subordinated Loan Agreement) or Outstanding Principal Amount (as defined in the Subordinated Loan Agreement), as the case may be, from and including 2 June 2015 to but excluding the Repayment Date (as defined in the Subordinated Loan Agreement) at the rate of 10 per cent. per annum (the "Amended Rate of Interest").

The fifth paragraph of Condition 4 (Interest) shall be deleted in its entirety and replaced with the following:

In these Conditions, "Interest Payment Date" means 18 March and 18 September of each year commencing on 18 March 2008 and ending on 18 September 2020.

The following text shall be added at the end of Condition 4 (Interest):

Clause 8 of the Subordinated Loan Agreement provides that if a Write Down Event (as defined in the Subordinated Loan Agreement) has occurred and is continuing on the Write Down Measure Effective Date (as defined in the Subordinated Loan Agreement), any accrued and unpaid interest payable in respect of the Subordinated Loan shall not be paid and shall not accumulate by way of the full or partial termination of Transcapitalbank's obligations under the Subordinated Loan Agreement to pay the amounts of accrued and unpaid interest under the Subordinated Loan (such measure being an "Interest Cancellation Measure") and pursuant thereto Transcapitalbank shall (without the need for the consent of the Issuer or the Trustee), on the Write Down Measure Effective Date, cancel the Interest Cancellation Amount (as defined in the Subordinated Loan Agreement) in accordance with the procedures specified in the Subordinated Loan Agreement.

Any accrued interest that has been cancelled in accordance with Clause 8 of the Subordinated Loan Agreement, shall not accumulate or be payable at any time thereafter, including where the relevant Write Down Event(s) is(are) no longer continuing. No interest shall accrue from the Write Down Event Date and as long as a Write Down Event(s) is(are) continuing.

In such circumstances the Issuer shall have no right to any such cancelled interest. Consequently where interest is cancelled in accordance with Clause 8 of the Subordinated Loan Agreement or no longer accrues due to a Write Down Event continuing under the Subordinated Loan Agreement, no corresponding payment of interest will be made pursuant to the Notes.

The first two paragraphs in Condition 5 (Redemption) shall be deleted in their entirety and replaced with the following:

Unless the principal amount of the Subordinated Loan has been fully written down pursuant to clause 8 of the Subordinated Loan Agreement or unless the Subordinated Loan has been previously prepaid pursuant to clauses 6.2 or 6.3 of the Subordinated Loan Agreement, Transcapitalbank will be required to repay the Subordinated Loan on 18 September 2020 (the "Repayment Date") and, subject to such repayment, as set forth in the Subordinated Loan Agreement, all the Notes then remaining outstanding will on 18 September 2020 be redeemed or repaid by the Issuer at 100 per cent. of the principal amount thereof.

If the Subordinated Loan should become repayable pursuant to the Subordinated Loan Agreement prior to the Repayment Date, as set forth in the Subordinated Loan Agreement, the Notes will be redeemed at par on giving not less than 30 days' nor more than 60 days' notice to the Noteholders in accordance with Condition 13 (which notice shall be irrevocable) together with interest accrued on the amount of principal so repaid to the date fixed for redemption (which shall be the date fixed for prepayment under Clause 6 of the Subordinated Loan Agreement).

The following text shall be added as a new Condition 6 (Write Down of Notes following a Write Down Event) and the subsequent Conditions shall be re-numbered accordingly (and all references to the relevant Conditions shall be amended accordingly):

6           Write Down of Notes following a Write Down Event

Pursuant to Clause 8 of the Subordinated Loan Agreement, if a Write Down Event has occurred and is continuing on the Write Down Measure Effective Date, Transcapitalbank's obligations under the Subordinated Loan Agreement to repay the principal amount of the Subordinated Loan shall be terminated in full or in part (such measure being a "Principal Write Down Measure") and pursuant thereto Transcapitalbank shall (without the need for the consent of the Issuer or the Trustee), on the Write Down Measure Effective Date, write down the Write Down Amount (as defined in the Subordinated Loan Agreement) in accordance with the procedures specified in the Subordinated Loan Agreement.

Once the principal amount of the Subordinated Loan has been written down in accordance with Clause 8 of the Subordinated Loan Agreement, the principal amount so written down may not be restored under any circumstances, including where the relevant Write Down Event(s) is(are) no longer continuing.

To the extent that, pursuant to Clause 8 of the Subordinated Loan Agreement, the principal amount of the Subordinated Loan is written down, then the principal amount of each of the Notes will be written down on a pro rata basis, upon the relevant Principal Write Down Measure, without any further payments due on such principal amount of each Note that is written down.

Following receipt by the Issuer and the Trustee of a Write Down Measure Notice under the Subordinated Loan Agreement (as defined therein), the Issuer shall promptly and no later than one Business Day after the date of receipt of such Write Down Measure Notice give notice to the Agents and the Noteholders in accordance with Condition 13 that on the relevant Write Down Measure Effective Date (as defined in the Subordinated Loan Agreement and as set out in the Write Down Measure Notice):

(i)
interest on the Notes in an amount equal to the interest being cancelled under the Subordinated Loan shall be automatically cancelled on the Write Down Measure Effective Date, and all reference to accrued and unpaid interest in the Conditions, the Trust Deed, the Agency Agreement and the Notes shall be construed accordingly;

(ii)
to the extent applicable, a principal amount of the Notes in an amount equal to the principal amount of the Subordinated Loan being written down shall automatically be written down on the Write Down Measure Effective Date and (where such principal amount is the entire principal amount of the Notes) such Notes shall be cancelled, and all references to the outstanding principal amount of the Notes in the Conditions, the Trust Deed, the Agency Agreement and the Notes shall be construed accordingly;

(iii)
the Noteholders shall be deemed to irrevocably waive their right to receive, and no longer have any rights against the Issuer or any other party with respect to repayment of the principal amount of the Notes and accrued and unpaid interest, in each case so written down or cancelled pursuant to paragraphs (i) and (ii) above; and

(iv)
all rights and claims of the Noteholders for and to payment of any amounts under or in respect of the Notes (including, without limitation, accrued and unpaid interest) subject to write down or cancellation pursuant to this Condition as set out in the Write Down Measure Notice, and all corresponding rights of the Noteholders to instruct the Trustee to exercise any rights in respect of such amounts, shall be extinguished and shall become null and void, irrespective of whether such amounts have become due and payable prior to the relevant Write Down Measure Notice or the Write Down Measure Effective Date.

Neither the Trustee nor any Agent shall have any responsibility for, or liability or obligation in respect of, any loss, claim or demand incurred as a result of or in connection with a Write Down Event or any consequent cancellation of the Notes or write down of any claims in respect thereof, and neither the Trustee nor the Agents shall be responsible for any calculation or determination or the verification of any calculation or determination in connection with the same.

(3)	RESOLVES to assent to and approve the modification to the terms and conditions of the Notes whilst in global form as follows:

All references to "Joint Stock Bank Transcapitalbank" shall be read as references to "Open Joint Stock Bank "TRANSCAPITALBANK".

All references to the "U.S.$100,000,000 10.514 per cent. Loan Participation Notes due 2017 with interest rate step-up on 18 September 2012" shall be read as references to "U.S.$100,000,000 10 per cent. Loan Participation Notes due 2020".

The following text shall be added to the Global Note:

Suspension of settlement following notice of Write Down Event

On the date of receipt by Euroclear, Clearstream, Luxembourg or any Alternative Clearing System (as the case may be) from the Issuer for onward transmission to the accountholders of the notice specifying the Write Down Measure Effective Date (the ''Suspension Date"), such clearing system(s) shall suspend all clearance and settlement of the Notes until the Business Day after the Write Down Measure Effective Date (being a Business Day on which Euroclear, Clearstream, Luxembourg or such Alternative Clearing System (as the case may be) is open for business) (the "Suspension Period''). Neither Noteholders nor accountholders will be entitled to settle the transfer of any Notes from the Suspension Date, and any sale or other transfer of the Notes that a Noteholder or accountholder may have initiated prior to the Suspension Date that is scheduled to settle during the Suspension Period will be rejected by Euroclear, Clearstream, Luxembourg or such Alternative Clearing System (as the case may be) and will not be settled within Euroclear, Clearstream, Luxembourg or such Alternative Clearing System (as the case may be).

Write down of principal amount of the Notes following a notice of Write Down Event

On the Write Down Measure Effective Date, the principal amount of the Notes in an amount equal to the principal amount of the Subordinated Loan being written down selected in accordance with the standard operating procedures of Euroclear, Clearstream, Luxembourg or such Alternative Clearing System (as the case may be) shall automatically be written down and (where such principal amount is the entire principal amount of the Notes) such Notes shall be cancelled, and all references to the outstanding principal amount of the Notes shall be construed accordingly.

(4)	RESOLVES to assent to and approve the modification to the Trust Deed as follows:

All references to "Joint Stock Bank Transcapitalbank" shall be read as references to "Open Joint Stock Bank "TRANSCAPITALBANK".

All references to the "U.S.$100,000,000  10.514 per cent. Loan Participation Notes due 2017 with interest rate step-up on 18 September 2012" shall be read as references to "U.S.$100,000,000 10 per cent. Loan Participation Notes due 2020".

The following definitions shall be added or modified, as the case may be, in Clause 1.1 (Definitions):

"Addendum" means an amendment addendum to the Subordinated Loan Agreement dated on or about the date of the Supplemental Trust Deed between the Issuer and the Borrower;

The definition of "Conditions" shall be amended as follows: "Conditions" means the terms and conditions endorsed on the Definitive Notes, in the form or substantially in the form set out in Schedule 3, as amended by Clause 4 of the Supplemental Trust Deed, and as any of the same may, from time to time, be modified in accordance with these presents and any reference in these presents to a particular numbered Condition shall be construed accordingly;

The definition of "Global Note" shall be amended as follows: "Global Note" means the single, permanent Global Note in fully registered form, without interest coupons, substantially in the form set out in the First Schedule, as amended by Clause 5 of the Supplemental Trust Deed, and includes any replacements for the Global Note issued pursuant to Condition 12;

The definition of "Subordinated Loan Agreement" shall be amended as follows: "Subordinated Loan Agreement" means the subordinated loan agreement dated 16 July 2007 between the Borrower and the Issuer as lender relating to the Subordinated Loan substantially in the form set out in Schedule 4 hereto, as amended by the Addendum;

"Supplemental Trust Deed" means a supplemental trust deed dated on or about 2 June 2015 between the Issuer and the Trustee in respect of the Notes;

Clause 2.6.4 of the Trust Deed shall be deleted in its entirety and replaced with the following:

2.6.4
The claims of the Issuer against Transcapitalbank in respect of the principal of, and interest on, the Subordinated Loan as well as penalties (if any) for non-performance of obligations thereunder, will be subordinated upon the occurrence of a Bankruptcy Event (as defined in the Subordinated Loan Agreement) to the claims of all Senior Creditors (as defined in the Subordinated Loan Agreement), will rank at least pari passu with the claims of other subordinated creditors of Transcapitalbank (whether actual or contingent) having a fixed maturity from time to time outstanding and will be senior to the claims of holders of Transcapitalbank's Capital Stock (as defined in the Subordinated Loan Agreement) (including preference shares, if any).

The following shall be added as a new Clause 13.17 of the Trust Deed

13.17           Covenants and Protective Provisions in relation to Write Down

(i)
The Trustee shall have no obligation or responsibility to take any steps to ascertain, monitor, investigate, verify or satisfy itself whether any Write Down Event (as defined in the Subordinated Loan Agreement), or any cessation thereof, has occurred or any circumstances which may constitute a Write Down Event have arisen or whether any Write Down Measure Effective Date (as defined in the Subordinated Loan Agreement) has occurred and, until it shall have express notice in writing to the contrary, the Trustee shall be entitled to assume that no such Write Down Event, or any cessation thereof, or Write Down Measure Effective Date or circumstances which may constitute a Write Down Event has occurred or arisen and the Trustee shall have no liability to any person in relation thereto. The Trustee shall be entitled to rely absolutely on any Write Down Event Notice and/or Write Down Measure Notice it may receive from the Borrower pursuant to the Subordinated Loan Agreement or the Issuer pursuant to Conditions without further enquiry and with no responsibility or obligation to investigate, verify, monitor or satisfy itself as to whether any of the circumstances which may constitute a Write Down Event shall have occurred and without incurring any liability to any person for so relying on such Write Down Event Notice and/or Write Down Measure Notice (as applicable).

(ii)
The Trustee shall have no responsibility for, or liability or obligation in respect of, any loss, claim or demand incurred as a result of or in connection with a Write Down Event or any consequent cancellation of the Notes or write down or cancellation of any claims in respect thereof, and the Trustee shall not be responsible for any calculation or determination or verification of any calculation or determination in connection with the same.

(iii)
Noteholders will not have any rights against the Issuer or the Trustee or the Agents with respect to (i) the repayment of such principal amount of the Notes so written down or (ii) the payment of interest amounts (as applicable) which have been cancelled or in respect of the Notes so written down. Upon occurrence of a Write Down Event and the Write Down Measure Effective Date, Noteholders will not (i) receive any shares or other participation rights in the Issuer or the Borrower or be entitled to any other participation in any equity or debt securities issued by the Issuer or the Borrower; or (ii) be entitled to any compensation in the event of any further change in the Base Capital Adequacy Ratio (as defined in the Subordinated Loan Agreement) or in the event that the bankruptcy prevention measures referred to in the Subordinated Loan Agreement are withdrawn, otherwise halted or completed and a write down of a principal amount of the Notes may occur even if existing preference shares and ordinary shares of the Borrower or the Issuer remain outstanding.

(5)
RESOLVES to authorise, direct, request and empower the Issuer (in its capacity as lender under the Loan Agreement) to concur with the Borrower in the modifications referred to in paragraph (1) of this Extraordinary Resolution and, in order to give effect to them, forthwith to execute the Addendum in the form of the draft produced to this Meeting and for the purposes of identification initialled by the Chairman of the Meeting with such amendments (if any) to them as the Issuer shall require and the Trustee shall approve;

(6)
RESOLVES to authorise, direct, request and empower the Trustee and Issuer to concur in and execute a supplemental trust deed (the "Supplemental Trust Deed") in the form of the draft produced to this Meeting and for the purposes of identification initialled by the Chairman of the Meeting (with such amendments (if any) as the Issuer and/or Trustee shall require) to implement the modification of the terms and conditions of the Notes, the Global Note and the Trust Deed as set out in paragraphs (2), (3), (4) and (5) of this Extraordinary Resolution;

(7)
RESOLVES to authorise, direct, request and empower the Trustee to concur in and execute a supplemental paying agency agreement (the "Supplemental Paying Agency Agreement") in the form of the draft produced to this Meeting and for the purposes of identification initialled by the Chairman of the Meeting with such amendments (if any) as the Issuer and/or Trustee shall require;

(8)
RESOLVES to authorise, direct, request and empower the Trustee to consent to the modification and authorise and request the Issuer to execute and deliver the Addendum to effect the modifications described above and to any consequential modifications thereto as the Trustee shall approve to give effect to the Extraordinary Resolution;

(9)
RESOLVES to sanction and assent to every abrogation, amendment, modification, compromise or arrangement in respect of the rights of the Noteholders against the Issuer or against any of its/their property whether such rights shall arise under the Trust Deed or otherwise involved in or resulting from such modifications;

(10)
RESOLVES to authorise, direct, request and empower the Trustee to concur in taking all steps considered by it in its sole discretion to be necessary, desirable or expedient to carry out and give effect to this Extraordinary Resolution; and

(11)
RESOLVES to discharge and exonerate and hold harmless the Trustee from any and all liability (however described) for which it may have become or may become liable under the Trust Deed, the Paying Agency Agreement or the Notes in respect of any act or omission in connection with this Extraordinary Resolution or its implementation, such modifications or the implementation of those modifications.

Unless the context otherwise requires, capitalised terms used in this Extraordinary Resolution shall bear the meanings given to them in the Trust Deed.

Documents Available for Collection

Noteholders may, at any time during normal business hours on any weekday (Saturdays, Sundays and bank and other public holidays excepted) until 15 minutes prior to the Meeting, obtain (without any charge for Noteholders) copies of the documents set out below at the specified office of the Tabulation Agent in London set out below and at the registered office of the Issuer being Pinnacle 2, Eastpoint Business Park, Dublin 3, Ireland.

Documents available:
  the Loan Agreement;
  the Trust Deed;
  the Paying Agency Agreement;
  a draft (subject to non-material modification) of the Addendum;
  a draft (subject to non-material modification) of the Supplemental Trust Deed; and
  a draft (subject to non-material modification) of the Supplemental Paying Agency Agreement.
General

The attention of Noteholders is particularly drawn to the quorum required for the Meeting and for an adjourned Meeting which is set out in "Voting and Quorum" below. Having regard to such requirements, Noteholders are strongly urged either to attend the Meeting or to take steps to be represented at the Meeting, as referred to below, as soon as possible.

The Issuer and the Borrower will bear certain legal, accounting and other professional fees and expenses associated with the Extraordinary Resolution.

In accordance with normal and accepted practice, the Trustee does not express any views or opinions on the merits of the Extraordinary Resolution. The Trustee has authorised it to be stated that it has no objections to the Extraordinary Resolution being submitted to Noteholders for their consideration. The Trustee has not been involved in negotiating or formulating the terms of the Extraordinary Resolution. The Trustee does not make any representation that all relevant information has been disclosed to the Noteholders in, or pursuant to, this Notice of Meeting, nor does the Trustee accept any responsibility for the accuracy, completeness, validity or correctness of the statements made in this Notice of Meeting or any other document prepared in connection with this Notice of Meeting or any omissions therefrom. The Noteholders should seek their own independent financial, legal and tax advice on the merits and on the consequences of voting in respect of the Extraordinary Resolution.

Consent Fees

As described in the Consent Solicitation Memorandum, if Consent Instructions (as defined in the Consent Solicitation Memorandum) in favour of this Extraordinary Resolution are received prior to the Early Consent Deadline (as defined in the Consent Solicitation Memorandum), and are not withdrawn or revoked, subject to the Extraordinary Resolution being duly passed, the Issuer (providing that it has received the same from the Borrower) will pay to each such Noteholder who has delivered (and not withdrawn or revoked as aforesaid) such Consent Instruction an early consent fee of U.S.$50 per U.S.$1,000 in principal amount of Notes. If Consent Instructions in favour of the Extraordinary Resolution are received after the Early Consent Deadline but prior to the Expiration Time (as defined in the Consent Solicitation Memorandum), and are not withdrawn or revoked, subject to the Extraordinary Resolution being duly passed, the Issuer (providing that it has received the same from the Borrower) will pay to each such Noteholder who has delivered (and not revoked as aforesaid) such Consent Instruction a late consent fee of U.S.$10 per U.S.$1,000 in principal amount of Notes.

A Beneficial Owner (as defined below) who is not a direct participant in Euroclear (as defined below) or Clearstream (as defined below), should arrange for the relevant Direct Participant (as defined below) through which it holds its Notes to deliver a Consent Instruction on its behalf to, and through, and in accordance with and within the time limits specified by, Euroclear or Clearstream (as applicable) for receipt by the Tabulation Agent prior to the Early Consent Deadline and in any event no later than the Expiration Time.

The Noteholders will not be eligible to receive any Consent Fee if they vote against the Extraordinary Resolution, vote other than by delivery of a valid Consent Instruction, vote after the Early Consent Deadline or Expiration Time, as applicable, do not vote at all, revoke their Consent Instruction or unblock their Notes, if the Extraordinary Resolution is not passed at the Meeting or if, by submitting the Consent Instruction, such Noteholder is unable to make the representations set out in "Terms of the Consent Solicitation – The Consent Solicitation – paragraph 6(2)". The Consent Fee may be amended as set out in the Consent Solicitation Memorandum. The Consent Fee does not form part of the terms of the Extraordinary Resolution or this Notice of Meeting.

Noteholders who wish to receive the Consent Solicitation Memorandum should contact the Tabulation Agent to determine if they are eligible.

Voting

The relevant provisions governing the convening and holding of the Meeting are set out in Schedule 5 to the Trust Deed, copies of which are available for inspection as referred to above.

The Notes are currently represented by a global note (the "Global Note") held by and registered in the name of BT Globenet Nominees Limited (the "Registered Holder") as nominee of the common depositary for Euroclear Bank SA/NV ("Euroclear") and Clearstream Banking, société anonyme ("Clearstream" and, together with Euroclear, the "Clearing Systems", and each a "Clearing System"). Each person (a "Beneficial Owner") who is the owner of a particular principal amount of the Notes, as shown in the records of Euroclear or Clearstream or their respective accountholders ("Direct Participants"), should note that such person will not be a Noteholder for the purposes of this Notice of Meeting and will only be entitled to attend and vote at the Meeting or to appoint a proxy to do so in accordance with the procedures set out below. On this basis, the only Noteholder for the purposes of this Notice of Meeting will be the registered holder of the Global Note. Accordingly, Beneficial Owners should convey their voting instructions, directly or through the Direct Participant through whom they hold their interest in the Notes, to Euroclear or Clearstream (as applicable) in accordance with their respective procedures or arrange by the same means to be appointed a proxy.

Only the Registered Holder is entitled to complete a form of proxy. A form of proxy is not required to be completed by (i) Beneficial Owners or (ii) Direct Participants of Euroclear or Clearstream who must instead vote or instruct electronically in accordance with the procedures of Euroclear or Clearstream (as applicable). The form of proxy will be made available to the Registered Holder.

A Noteholder, Beneficial Owner or Direct Participant (directly or on behalf of Noteholders or Beneficial Owners) who has submitted a Consent Instruction in accordance with the procedures set out in the Consent Solicitation Memorandum dated 28 April 2015 need take no further action in relation to voting at the Meeting in respect of the Extraordinary Resolution. By submitting or delivering a duly completed Consent Instruction, the relevant Noteholder irrevocably instructs the Registered Holder to appoint the Tabulation Agent or its nominee (nominated by it) as proxy to vote in favour of the Extraordinary Resolution and in respect of the Notes which are the subject of such instruction.

The following paragraphs (1) – (9) apply only to Noteholders or Beneficial Owners who have not submitted or delivered or arranged for the submission or delivery of Consent Instructions in accordance with the Consent Solicitation Memorandum:

(1)
The Registered Holder may by an instrument in writing (a "form of proxy") in the form available from the specified office of the Registrar specified below in English signed by the Registered Holder or, in the case of a corporation, executed under its common seal or signed on its behalf by its duly appointed attorney or a duly authorised officer of the corporation and delivered to the specified office of the relevant Registrar not less than 48 hours before the time fixed for the Meeting or any adjourned Meeting appoint any person (a "proxy") to act on his or its behalf in connection with the Meeting (or any adjourned Meeting).

(2)
A proxy so appointed pursuant to paragraph (1) above shall so long as such appointment remains in force be deemed, for all purposes in connection with the Meeting to be the Noteholder to which such appointment related and the Noteholder shall be deemed for such purposes not to be the Noteholder.

(3)
Beneficial Owners or Direct Participants who do not wish to attend and vote at the Meeting (or any adjourned Meeting) should contact Euroclear or Clearstream (as applicable) to make arrangements for the Noteholder to appoint the Tabulation Agent or one or more of its employees (as it shall determine) as proxy to cast the votes either for or against relating to the Notes in which he has an interest at the Meeting.

(4)
Beneficial Owners and Direct Participants who wish to attend and vote or who wish a different person to be appointed as their proxy to attend and vote at the Meeting (or any adjourned Meeting) should contact Euroclear or Clearstream (as applicable) to make arrangements to be appointed or for such different person to be appointed as a proxy (by the Registered Holder) in respect of the Notes in which they have an interest for the purposes of attending and voting at the Meeting (as set out in paragraph (1) above) (or any adjourned such meeting). The proxy to be so appointed may be selected by the Direct Participant or the Beneficial Owner (and could be the Beneficial Owner if an individual).

(5)
Beneficial Owners or their Direct Participant must have made arrangements with Euroclear or Clearstream (as applicable) for the appointment of proxies by not later than 48 hours before the time fixed for the Meeting and within the relevant time limit specified by Euroclear or Clearstream (as applicable) and request or make arrangements for Euroclear or Clearstream (as applicable) to block the Notes in the relevant Direct Participant's account and to hold the same to the order of or under the control of the Registrar (save that during the period of 48 hours before the time fixed for the Meeting such instructions may not be amended or revoked, provided that no intimation in writing of a revocation or amendment of any such instructions shall have been received by the Principal Paying Agent or the Transfer Agent at its specified office or by the chairman of the Meeting, in each case by the time being 24 hours before the commencement of the Meeting).

(6)
A Direct Participant whose Notes have been so blocked will thus be able to procure that a voting instruction is given in accordance with the procedures of Euroclear or Clearstream (as applicable) to the Registered Holder.

(7)
Any Note(s) so held and blocked for either of these purposes will not be released to the Direct Participant by Euroclear or Clearstream (as applicable) until the earlier of (a) if the Direct Participant is not entitled to any Consent Fee, the conclusion of the Meeting (or adjourned Meeting if the Meeting is adjourned), (b) if the Direct Participant is entitled to any Consent Fee the earlier of (i) the payment of the Consent Fee or (ii) the day which is five business days following the passing of the Extraordinary Resolution, as the case may be, and (c) upon such Note(s) ceasing in accordance with the procedures of Euroclear or Clearstream (as applicable) to be held to its order or under its control; provided, however, in the case of (c) above, that if the Beneficial Owner or the Direct Participant has caused a proxy to be appointed in respect of such Note(s), such Note(s) will not be released to the relevant Direct Participant unless and until the Issuer has received notice of the necessary revocation of or amendment to such proxy.

(8)	The holder of a form of proxy attending the Meeting in person must bring identification (for example, a passport).

Quorum and Adjournment

The Extraordinary Resolution may only be considered at the Meeting if the Meeting is quorate. The Meeting will be quorate if one or more persons being entitled to vote (whether as a Noteholder or as proxy or representative) is present at the Meeting who holds or represents the requisite principal amount of outstanding Notes for the quorum requirement (as set out below across from "Original Meeting"). If the Meeting is not quorate, it will be adjourned to a later time and date. When the Meeting resumes following adjournment, the Trust Deed makes provision for a lower quorum requirement (as set out below across from "Adjourned Meeting").

If within half an hour after the time appointed for the Meeting, a quorum is not present, the Meeting shall be adjourned for such period, not being less than 14 days and not more than 42 days, as may be appointed by the Chairman of the Meeting either at or after the Meeting.

The quorum requirement is as follows:

Meeting Original Meeting
Quorum Requirement
One or more persons present holding Notes or being proxies or representatives and holding or representing not less than two-thirds of the principal amount of the Notes for the time being outstanding.

Adjourned Meeting
One or more persons present in person holding Notes and/or being proxies or representatives and holding or representing in the aggregate not less than one-half in principal amount of the Notes for the time being outstanding.

Voting

Every question submitted at the Meeting will be decided in the first instance by a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman of the Meeting, or by one or more persons present holding Notes or being proxies or representatives and holding or representing in the aggregate not less than one-fiftieth part of the principal amount of the Notes for the time being outstanding. On a show of hands every person who is present in person and who is a Noteholder or is a proxy or representative shall have one vote.

On a poll, every person who is so present shall have one vote for each U.S.$1,000 in principal amount of each Note so held or owned in respect of which he is a proxy or representative.

In case of equality of votes the Chairman of the Meeting shall, both on a show of hands and on a poll, have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a proxy or representative.

Extraordinary Resolution

For the Extraordinary Resolution to be duly passed, it must be passed at a meeting of the Noteholders duly convened and held in accordance with the provisions of Schedule 5 of the Trust Deed by a majority of at least two-thirds of the principal amount of the Notes for the time being outstanding owned by the Noteholders who are present or represented at the Meeting.

If passed, the Extraordinary Resolution will be binding upon all Noteholders, whether or not they were present or represented at the Meeting and whether or not they voted at the Meeting.

Notice of Results

This notice, and any non-contractual obligations arising out of or in connection with it, is governed by, and shall be construed in accordance with, English law.

Noteholders who wish to obtain further information should contact the Tabulation Agent:

Deutsche Bank AG, London Branch

Winchester House
1 Great Winchester Street
London EC2N 2DB
United Kingdom

Telephone: +44 (0)20 7547 5000
Fax: +44 (0) 20 7547 5001
E-mail: xchange.offer@db.com
Attention: Issuer Services - Debt & Agency Services

The Principal Paying Agent with respect to the Notes is as follows:

Deutsche Bank AG, London Branch

Winchester House
1 Great Winchester Street
London EC2N 2DB
United Kingdom

Fax: +44 207 547 6149
Email: tss-gds.eur@db.com
Attention: Trust & Securities Services, Term Debt

The Registrar with respect to the Notes is as follows:

Deutsche Bank Luxembourg S.A.
2, Boulevard Konrad Adenauer
L-1115 Luxembourg
Grand Duchy of Luxembourg

Fax: +352 473 136
Email: lux.registrar@db.com
Attention: Coupon Paying Department

This notice is given by:

TransRegionalCapital Limited
28 April 2015

SCHEDULE

FORM OF THE ADDENDUM

OPEN JOINT STOCK BANK "TRANSCAPITALBANK"

AND

TRANSREGIONALCAPITAL LIMITED

_______________________________________________________________________

AMENDMENT ADDENDUM TO THE SUBORDINATED LOAN AGREEMENT
DATED 16 JULY 2007
_______________________________________________________________________

This Amendment Addendum to the Subordinated Loan Agreement (the "Addendum") is made on 2 June 2015 between:

(1)
OPEN JOINT STOCK BANK "TRANSCAPITALBANK", an open joint-stock company incorporated under the laws of the Russian Federation whose registered office is at 27/35 Vorontsovskaya St., Moscow, 109147, Russian Federation ("Transcapitalbank"); and

(2)	TRANSREGIONALCAPITAL LIMITED, a private limited company established under the laws of Ireland whose registered office is at Pinnacle 2, Eastpoint Business Park, Dublin 3, Ireland (the "Lender").

Whereas:

(B)
On 18 July 2007, the Lender extended to Transcapitalbank an unsecured subordinated loan facility in the amount of U.S.$100,000,000 (the "Original Loan") on the terms and subject to the conditions of the original subordinated loan agreement dated 16 July 2007 (the "Original Agreement").

(C)	The Original Loan was qualified as Own Funds (as defined below) in the Approval (as defined below) received from the CBR (as defined below) on 23 July 2007.

(D)
Transcapitalbank and the Lender have (with the consent of the Trustee) acting on the instructions and sanction of the Noteholders by way of extraordinary resolution passed on 29 May 2015 agreed to amend and restate the Original Agreement as set out in this Addendum with effect from the Effective Date (as defined below) to amend the Original Loan on the terms set forth herein.

(E)
The Lender and Transcapitalbank  have agreed that the terms and conditions set forth in this Addendum, including the Rate of Interest (as defined below) payable in respect of the Loan, do not differ materially from the terms and conditions of similar agreements concluded on market terms as of the date of this Addendum.

(F)	This Addendum is supplemental to, and should be read in conjunction with, the Original Agreement.

Now it is hereby agreed as follows:

1.	INTERPRETATION

1.1	Capitalised terms used in this Addendum but not defined in this Addendum shall have the meanings given to them in the Original Agreement.

1.2	In this Addendum the following terms have the meanings given to them in this Clause:

1.2.1	"Effective Date" means the date of the Final Approval or, if the Final Approval has been obtained prior to the date of this Addendum, then the date of this Addendum;

1.2.2
"Final Approval" means the final approval (zaklucheniye) confirming the final unconditional approval by the CBR of the Original Agreement, as amended by the Addendum, and the Loan as a subordinated loan eligible for inclusion into Own Funds of Transcapitalbank as 395-P Tier 2 Capital.

1.3	References in the Original Agreement to "this Agreement", where the context admits, shall mean the Original Agreement as amended by this Addendum.

1.4
References in the Original Agreement to "Joint Stock Bank Transcapitalbank" shall be read as references to "Open Joint Stock Bank "TRANSCAPITALBANK"", in this context, references to "a closed joint-stock company" shall be read as references to "an open joint-stock company".

2.	AMENDMENT TO THE ORIGINAL AGREEMENT

2.1	The following definitions shall be added, deleted or modified, as the case may be, in Clause 1.1 (Definitions) of the Original Agreement:

2.1.1	"395-P Tier 2 Capital" means additional capital (dopolnitelniy kapital) of Transcapitalbank within the meaning given to it in Regulation No. 395-P.

2.1.2	"Agency for Deposit Insurance" means the State Corporation Agency for Deposit Insurance established in Russia or any successor entity.

2.1.3	"Amended Rate of Interest" has the meaning set out in Clause 5.1 (Rate of Interest).

2.1.4
The definition of "Approval" shall be amended as follows: "Approval" means the final approval (zaklucheniye) dated 23 July 2007 confirming the final unconditional approval by the CBR of this Agreement and the Loan as a subordinated loan eligible for inclusion into Own Funds.

2.1.5	The definition of "Approval Date" shall be deleted in its entirety and all references in the Original Agreement to the Approval Date shall be read as references to "23 July 2007".

2.1.6	"Bankruptcy Event" means the entry into force of a final decision of a competent Russian court finding Transcapitalbank bankrupt.

2.1.7
"Base Capital" means the aggregate amount, in Roubles, of items that constitute base capital (bazoviy kapital osnovnogo kapitala) of Transcapitalbank, less any deductions from base capital required to be made, in each case as determined by Transcapitalbank  pursuant to Regulation No. 395-P.

2.1.8	"Base Capital Adequacy Ratio" means the base capital adequacy ratio (normativ dostatochnosti bazovogo kapitala) (N 1.1) determined by Transcapitalbank pursuant to Instruction No. 139-I.

2.1.9	"CBR Law" means Federal Law No. 86-FZ "On the Central Bank of the Russian Federation (Bank of Russia)" dated 10 July 2002, as amended, supplemented or replaced from time to time.

2.1.10	The definition of "Conditional Prepayment Date" and all references to it shall be deleted in their entirety.

2.1.11	"Insolvency Law" means Federal Law No. 127-FZ "On Insolvency (Bankruptcy)" dated 26 October 2002, as amended, supplemented or replaced from time to time.

2.1.12	"Instruction No. 139-I" means CBR Instruction No. 139-I "On the Mandatory Bank Ratios" dated 3 December 2012, as amended, supplemented or replaced from time to time.

2.1.13
"Interest Cancellation Amount" means the amount of the interest determined by Transcapitalbank as necessary to be cancelled (in conjunction with any other interest cancellation measures taken in respect of Parity Write Down Instruments) in order to immediately remedy the Write Down Event, or if this is not possible, the full amount of interest, in each case accrued to (but excluding) the Write Down Measure Effective Date.

2.1.14	"Interest Cancellation Measure" has the meaning given to it in Clause 8.1 (Write Down Measures).

2.1.15
The definition of "Interest Payment Date" shall be amended as follows: "Interest Payment Date" means 18 March and 18 September of each year, commencing on 18 March 2008 and ending on 18 September 2020.

2.1.16	The definition of "Notes" shall be amended as follows: "Notes" means the U.S.$100,000,000 10 per cent. loan participation notes due 2020 issued by the Lender pursuant to the Trust Deed.

2.1.17
"Original Principal Amount" means, in respect of the Loan, its principal amount on the Closing Date not taking into account any Principal Write Down Measure(s) in accordance with the terms of this Agreement.

2.1.18
"Outstanding Principal Amount" means, in relation to the Loan, the Original Principal Amount, as reduced from time to time by any Principal Write Down Measure(s) in accordance with the terms of this Agreement.

2.1.19
The definition of "Own Funds" shall be amended as follows: "Own Funds" means own funds (capital) of Transcapitalbank within the meaning of Regulation No.215-P prior to the entry into effect of Regulation No.395-P, and within the meaning of Regulation No.395-P thereafter.

2.1.20
"Parity Write Down Instruments" means obligations (other than the Loan) incurred directly or indirectly by Transcapitalbank which (a) in the case of a Bankruptcy Event rank or are expressed to rank pari passu with the Loan; (b) are subordinated debt which qualifies as 395-P Tier 2 Capital of Transcapitalbank and (c) contain similar cancellation or write-down mechanisms or contain other termination (conversion or exchange) mechanisms, in each case which are triggered upon the occurrence of the same events as those which trigger the Write Down Measures in respect of the Loan.

2.1.21
"Penalties Cancellation Amount" means the amount of the penalties determined by Transcapitalbank as necessary to be cancelled (in conjunction with any other penalties cancellation measures taken in respect of Parity Write Down Instruments) in order to immediately remedy the Write Down Event, or if this is not possible, the full amount of penalties, in each case due to (but excluding) the Write Down Measure Effective Date.

2.1.22	"Penalties Cancellation Measure" has the meaning given to it in Clause 8.1 (Write Down Measures).

2.1.23	"Principal Write Down Measure" has the meaning given to it in Clause 8.1 (Write Down Measures).

2.1.24
The definition of "Rate of Interest" shall be amended as follows: "Rate of Interest" means the Initial Rate of Interest, the Step Up Rate of Interest or the Amended Rate of Interest, as the case may be and as such terms are defined in Clause 5.1 (Rate of Interest).

2.1.25
"Regulation No. 395-P" means CBR Regulation No. 395-P "On the Methodology for Determining the Amount of Own Funds (Capital) of Credit Organisations ("Basel III")" dated 28 December 2012, as amended, supplemented or replaced from time to time.

2.1.26	The definition of "Repayment Date" shall be amended as follows: "Repayment Date" means 18 September 2020.

2.1.27	The definition of "Step Up Interest Term" shall be amended as follows: "Step Up Interest Term" means the period from and including the Reset Date to but excluding 2 June 2015.

2.1.28
"Write Down Amount" means the part of the Outstanding Principal Amount of the Loan determined by Transcapitalbank as necessary to be written down (in conjunction with any other write down, conversion or exchange measures taken in respect of Parity Write Down Instruments) in order to immediately remedy the Write Down Event, or if it is not possible to remedy the Write Down Event by a write down of the part of the Outstanding Principal Amount of the Loan and a write down or other form of termination (conversion or exchange) of the corresponding principal on Parity Write Down Instruments, the full Outstanding Principal Amount of the Loan.

2.1.29
"Write Down Event" means either of the following: (i) the Base Capital Adequacy Ratio of Transcapitalbank determined by Transcapitalbank pursuant to Instruction No. 139-I is less than 2 per cent. for six or more banking days in aggregate during any consecutive 30-banking days' period (such event being the "Capital Trigger"); or (ii) the Banking Supervision Committee of the CBR approves a plan for participation of the Agency for Deposit Insurance in bankruptcy prevention measures in respect of Transacapitalbank contemplating provision by the Agency for Deposit Insurance of financial assistance to Transcapitalbank in accordance with the Insolvency Law (each such measure being a "Bankruptcy Prevention Measure", and approval by the Banking Supervision Committee of the CBR of such plan being the "Agency Trigger").

2.1.30	"Write Down Event Date" means the first day on which a Write Down Event occurs.

2.1.31
"Write Down Event Notice" means a notice in writing, which shall be given by Transcapitalbank to its shareholders, the Lender and the Trustee and which shall (i) state that the Write Down Event has occurred and (ii) specify the event(s) constituting the Write Down Event, being substantially in the form set out in Schedule 1 hereto.

2.1.32
"Write Down Measure Effective Date" means the date as of which the Write Down Measures become effective, which is specified in the Write Down Measure Notice and which shall occur on the 30th Business Day in Moscow after the date of disclosure of the occurrence of a Write Down Event on the official website of the CBR (currently, http://www.cbr.ru/) and, in relation to a Write Down Measure triggered by the Agency Trigger, in any event prior to the date when the Agency for Deposit Insurance starts implementing any Bankruptcy Prevention Measures.

2.1.33
"Write Down Measure Notice" means a notice in writing, which shall be given by Transcapitalbank to its shareholders, the Lender and the Trustee and which shall specify (i) the Write Down Measure Effective Date; (ii) the Write Down Measure(s) being implemented including any Penalties Cancellation Amount, any Interest Cancellation Amount and any Write Down Amount and the basis of their calculation; and (iii) the Outstanding Principal Amount, the remaining accrued but unpaid interest on the Loan (if any) and the remaining penalties due under the Loan following the relevant Write Down Measure(s), being substantially in the form set out in Schedule 2 hereto.

2.1.34	"Write Down Measures" means a Penalties Cancellation Measure, an Interest Cancellation Measure and/or a Principal Write Down Measure.

2.2	Clause 3.1 (Subordination) of the Original Agreement shall be deleted in its entirety and replaced with the following:

3.1           Subordination

The claims of the Lender against Transcapitalbank in respect of the principal of, and interest on, the Loan as well as penalties (if any) for non-performance of obligations thereunder, shall be subordinated upon the occurrence of a Bankruptcy Event to the claims of all Senior Creditors, will rank at least pari passu with the claims of other subordinated creditors of Transcapitalbank (whether actual or contingent) having a fixed maturity from time to time outstanding and will be senior to the claims of holders of Transcapitalbank's Capital Stock (including preference shares, if any).

2.3	Clause 3.3 (Reclassification) of the Original Agreement shall be deleted in its entirety and replaced with the following:

3.3           Prior Consent of the CBR

3.3.1	Transcapitalbank may not prepay all or any part of the Loan and/or any interest on the Loan without the prior written consent of the CBR.

3.3.2	No early termination of, or amendment to, this Agreement shall be permitted without the prior written consent of the CBR.

3.3.3	No early termination of obligations under this Agreement shall be permitted without the prior written consent of the CBR.

3.3.4
Termination of obligations under this Agreement by way of delivery of any asset in lieu of payment, set off (including as a result of an assignment) or novation as well as any other action that would lead to non-compliance of this Agreement with Regulation No. 395-P is prohibited. The Lender shall, by virtue of its execution of this Agreement, be deemed to have waived all rights of set off.

2.4
The following shall be added at the end of Clause 5.1 (Rate of Interest) of the Original Agreement: "Subject to Clause 8 (Write Down), Transcapitalbank shall pay interest in U.S.Dollars to the Lender on the Original Principal Amount or Outstanding Principal Amount, as the case may be, from and including 2 June 2015 to but excluding the Repayment Date at the rate of 10 per cent. per annum (the "Amended Rate of Interest").

2.5
The following shall be added in the beginning of the first sentence of Clause 5.2 (Accrual and Payment of Interest) of the Original Agreement: "Subject to Clauses 8.3 (Consequences of Write Down Measures) and 8.4 (No Payments upon Occurrence of a Write Down Event), ".

2.6	Clause 5.3 (Calculation of Interest) of the Original Agreement shall be deleted in its entirety and replaced with the following:

5.3           Calculation of Interest

The amount of interest payable in respect of the Loan for any Interest Period shall be calculated by applying the relevant Rate of Interest to the Original Principal Amount or Outstanding Principal Amount, as the case may be, and, (a) in the case of the first Interest Period (a long first coupon) from and including the Closing Date to but excluding the first Interest Payment Date, on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month the number of days actually elapsed and, (b) in the case of all other Interest Periods, by dividing the product by two and, in each case, rounding the resulting figure to the nearest cent (half a cent being rounded upwards). If interest is required to be calculated for any period less than a full Interest Period, it will be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month the number of days actually elapsed.

2.7	Sub-Clause 6.1.2 of the Original Agreement shall be deleted in its entirety and replaced with the following:

6.1.2           the Loan may not be repaid or prepaid, in whole or in part, before the 5th anniversary of its inclusion in the Own Funds pursuant to the Approval, and any prepayment of the Loan will be subject to the prior written consent of the CBR in accordance with sub-paragraph 3.1.8.4 of Regulation No. 395-P;

2.8	New Sub-Clause 6.1.3 shall be added to the Original Agreement:

6.1.3	the Lender may not request (i) prepayment of all or any part of the Loan and/or any interest on the Loan, or (ii) termination of this Agreement prior to the Repayment Date.

2.9	Clause 6.2 (Prepayment Option) of the Original Agreement shall be deleted in its entirety and replaced with the following:

6.2           Prepayment upon Change of Regulation

Notwithstanding the provisions of Clause 6.1 (Repayment) above, Transcapitalbank may prepay the Loan with the prior written consent of the CBR, if, as a result of any amendment to, clarification of or change in (including a change in interpretation or application of) Regulation No. 395-P or other applicable requirements of the CBR the Original Principal Amount or the Outstanding Principal Amount, as the case may be,  at such time would cease to qualify (in whole but not in part) as 395-P Tier 2 Capital, provided that irrevocable notice thereof, together with an Officers' Certificate confirming the existence of the relevant circumstances permitting such a prepayment, shall be given to the Lender and the Trustee not more than 60 nor less than 30 days prior to the date of prepayment. Following the delivery of such notice and such Officers' Certificate, Transcapitalbank shall be bound on the prepayment date specified therein to prepay the Loan (in whole but not in part) at the principal amount thereof together with interest accrued to the date of prepayment and all other amounts payable by Transcapitalbank pursuant to this Agreement to the date of prepayment.

2.10	The reference to "Regulation No. 215-P" in Clause 6.3 (Special Prepayment) shall be replaced with the reference to "Regulation No. 395-P".

2.11	Clauses 6.4 (Prepayment in the Event of Illegality), 6.5 (Payment of Other Amounts) and 6.6 (Provisions Exclusive) of the Original Agreement shall be deleted in their entirety.

2.12	Clause 8 (Conditions Precedent) shall be deleted in its entirety and replaced with the following:

8           Write Down

8.1           Write Down Measures

If a Write Down Event has occurred and is continuing on the Write Down Measure Effective Date:

8.1.1           the following consequences arise:

(i)
Transcapitalbank's obligations hereunder to repay the principal amount of the Loan and to pay penalties for non-performance of obligations thereunder shall be terminated in full or in part (such measure in respect of the principal amount of the Loan being a "Principal Write Down Measure", and in respect of the penalties being a "Penalties Cancellation Measure"); and

(ii)
any accrued and unpaid interest payable in respect of the Loan shall not be paid and shall not accumulate by way of the full or partial termination of Transcapitalbank's obligations hereunder to pay the amounts of accrued and unpaid interest under the Loan (such measure being an "Interest Cancellation Measure"), in each case to the extent required to improve Transcapitalbank's capital adequacy ratios such that the Base Capital Adequacy Ratio of Transcapitalbank becomes not less than 2 per cent. or, in case of application of any Bankruptcy Prevention Measures, such that all capital adequacy ratios of Transcapitalbank meet the requirements imposed by Instruction No. 139-I.

8.1.2           In order to comply with Clause 8.1.1 (Write Down Measures), if a Write Down Event has occurred and is continuing on the Write Down Measure Effective Date, Transcapitalbank shall (without the need for the consent of the Lender or the Trustee) on the Write Down Measure Effective Date:

(i)	firstly, cancel the Penalties Cancellation Amount for the purposes of the Penalties Cancellation Measure;

(ii)	secondly, cancel the Interest Cancellation Amount for the purposes of the Interest Cancellation Measure; and

(iii)	thirdly, write down the Write Down Amount for the purposes of the Principal Write Down Measure (if applicable).

If a Write Down Event has occurred as a result of any losses incurred by Transcapitalbank, any Write Down Measures may only be applied by Transcapitalbank after undistributed profit, reserve fund and other sources of Transcapitalbank's Base Capital have been exhausted to absorb losses of Transcapitalbank.

Subject to this Clause 8 (Write Down), Transcapitalbank shall determine the Penalties Cancellation Amount, the Interest Cancellation Amount and the Write Down Amount in its sole discretion and shall set out its determination thereof in the Write Down Measure Notice. Transcapitalbank's determination of the Penalties Cancellation Amount, the Interest Cancellation Amount and the Write Down Amount shall in the absence of fraud or manifest error be binding on all parties.

8.2           Transcapitalbank's Obligation to Provide Notices

Transcapitalbank shall provide to its shareholders, the Lender and the Trustee no later than:

(i)	2 Business Days after the relevant Write Down Event Date, the Write Down Event Notice; and

(ii)
5 Business Days prior to the relevant Write Down Measure Effective Date, the Write Down Measure Notice. If, in respect of an Agency Trigger, Transcapitalbank is notified of the Write Down Measure Effective Date less than 5 Business Days in advance, it shall promptly give such Write Down Measure Notice and in no event later than the Write Down Measure Effective Date.

No later than 3 Business Days in Moscow of the occurrence of the Capital Trigger or of the disclosure of the Agency Trigger on the official website of the CBR,  Transcapitalbank shall provide the CBR with such information as may be required by Regulation No. 395-P or other applicable regulations for disclosure of the occurrence of a Write Down Event on the official website of the CBR.

8.3           Consequences of Write Down Measures

A Write Down Event may occur on more than one occasion, and the penalties and the accrued interest on the Loan may be cancelled and the principal amount of the Loan may be written down on more than one occasion.

To the extent that there are any Parity Write Down Instruments, Transcapitalbank's obligations under the Loan and such Parity Write Down Instruments shall be terminated in an amount (volume of subordinated note issues (if any)) required to improve Transcapitalbank's capital adequacy ratios such that the Base Capital Adequacy Ratio of Transcapitalbank becomes not less than 2 per cent. or, in case of application of any Bankruptcy Prevention Measures, such that all capital adequacy ratios of Transcapitalbank meet the requirements imposed by Instruction No. 139-I.

The principal amount of the Loan will only be written down by Transcapitalbank pro rata with other Parity Write Down Instruments. The penalties and the accrued interest will only be cancelled by Transcapitalbank pro rata with penalties and accrued interest on other Parity Write Down Instruments. If, in connection with any Write Down Measure in respect of the Loan, any relevant proportion must be determined for pro-rating such Write Down Measure amongst the Loan and any Parity Write Down Instruments, the penalties, the accrued interest and the principal amount of any obligation (including the Loan and any Parity Write Down Instruments) which is not denominated in Roubles will (for the purposes of such determination only) be deemed to be converted into Roubles at the then prevailing foreign exchange rates determined in the sole discretion of Transcapitalbank in accordance with its accounting policies established under accounting standards applicable to Transcapitalbank.

Following any Principal Write Down Measure in accordance with this Clause 8 (Write Down), references herein to "outstanding principal amount" of the Loan shall be construed as references to the Outstanding Principal Amount. If the Outstanding Principal Amount is written down to zero, this Agreement shall cease to have effect.

Once the principal amount of the Loan has been written down in accordance with this Clause 8 (Write Down), the principal amount so written down may not be restored under any circumstances, including where the relevant Write Down Event(s) is(are) no longer continuing.

Any penalties or accrued interest that has been cancelled in accordance with this Clause 8 (Write Down), shall not accumulate or be payable at any time thereafter, including where the relevant Write Down Event(s) is(are) no longer continuing. No penalties or interest shall be due or accrue from the Write Down Event Date and as long as a Write Down Event(s) is(are) continuing.

Notwithstanding any other provision of this Agreement, any Write Down Measure(s) under this Clause 8 (Write Down) shall not constitute an Acceleration Event (or a Potential Acceleration Event) or a default by Transcapitalbank under this Agreement.

8.4           Effectiveness of Write Down Measures

Write Down Measures shall be in effect until the Base Capital Adequacy Ratio of Transcapitalbank becomes not less than 2 per cent. or, in case of application of any Bankruptcy Prevention Measures, until all capital adequacy ratios of Transcapitalbank meet the requirements imposed by Instruction No. 139-I.

From the Write Down Event Date and until the Write Down Event ceases to continue, Transcapitalbank shall not make any payments in respect of penalties or interest on the Loan or repay the Outstanding Principal Amount, and no penalties or interest shall accrue on such unpaid amounts. Transcapitalbank shall immediately notify the Lender and the Trustee in writing on the cessation of any Write Down Event.

2.13	The following shall be added at the end of Clause 11.1 (Transcapitalbank’s Representations and Warranties) of the Original Agreement:

11.1.22	Transcapitalbank has not, in any form, undertaken to prepay all or any part of the Loan;

11.1.23	the Lender is not a subsidiary or affiliate (zavisimoye obschestvo) of Transcapitalbank; and

11.1.24
as far as Transacapitalbank is aware, no funds of Russian private pension funds or private pension funds in jurisdictions the laws of which prohibit their investment in subordinated instruments of credit institutions were used to provide the Loan.

2.14	Clause 15.7 (Contracts (Rights of Third Parties) Act 1999) of the Original Agreement shall be deleted in its entirety and replaced with the following:

15.7           Contracts (Rights of Third Parties) Act 1999

Save for the CBR who has the benefit of and may enforce the terms of Clause 3.3 (Prior Consent of the CBR), sub-Clause 6.1.2, Clause 6.2 (Prepayment upon Change of Regulation) and Clause 6.3 (Special Prepayment) and the Trustee, a person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

2.15	Clause 15.9 (Jurisdiction) of the Original Agreement shall be deleted in its entirety and replaced with the following:

15.9           Arbitration

The parties irrevocably agree that any dispute arising out of or connected with this Agreement, including a dispute as to the validity, existence or termination of this Agreement or the consequences of its nullity and/or this Clause 15.9 (Arbitration) (a "Dispute"), shall be referred to and finally resolved by arbitration in London, England, conducted in the English language by three arbitrators, in accordance with the LCIA Rules, which rules are deemed to be incorporated by reference into this clause. The tribunal shall consist of three arbitrators. The claimant and the respondent shall nominate an arbitrator respectively.  The third arbitrator, who shall be the chairman of the tribunal, shall be nominated by the two party-nominated arbitrators within 30 days of the last of their appointments. If he is not so nominated within 30 days of the date of nomination of the later of the two party-nominated arbitrators to be nominated, he shall be chosen by the LCIA. The parties agree to exclude the jurisdiction of the English courts under section 45 and 69 of the Arbitration Act 1996.

2.16
Clause 15.10 (Appropriate forum) of the Original Agreement shall be deleted in its entirety and the subsequent clauses of the Original Agreement shall be re-numbered accordingly (and all references to the relevant clauses of the Original Agreement shall be amended accordingly).

2.17
In Clauses 15.11 (Lender's process agent) and 15.12 (Transcapitalbank's process agent) of the Original Agreement phrases "(whether that Dispute is to be resolved by arbitration or litigation)" shall be deleted in their entirety.

2.18
Clause 15.15 (Amendments) shall be deleted in its entirety and the subsequent clauses of the Original Agreement shall be re-numbered accordingly (and all references to the relevant clauses of the Original Agreement shall be amended accordingly).

3.	FINAL APPROVAL

Transcapitalbank will use its best efforts to procure that the CBR issue the Final Approval, and will provide the CBR with such documents and information as may be necessary for the issuance of the Final Approval. Promptly upon receipt by Transcapitalbank of the Final Approval, Transcapitalbank shall deliver a copy of the Final Approval to the Lender and the Trustee.

4.	GOVERNING LAW AND ARBITRATION

4.1	This Addendum and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

4.2
The parties irrevocably agree that any dispute arising out of or connected with this Addendum, including a dispute as to the validity, existence or termination of this Addendum or the consequences of its nullity and/or this Clause 3.2 (a "Dispute"), shall be referred to and finally resolved by arbitration in London, England, conducted in the English language by three arbitrators, in accordance with the LCIA Rules, which rules are deemed to be incorporated by reference into this clause. The tribunal shall consist of three arbitrators. The claimant and the respondent shall nominate an arbitrator respectively.  The third arbitrator, who shall be the chairman of the tribunal, shall be nominated by the two party-nominated arbitrators within 30 days of the last of their appointments. If he is not so nominated within 30 days of the date of nomination of the later of the two party-nominated arbitrators to be nominated, he shall be chosen by the LCIA. The parties agree to exclude the jurisdiction of the English courts under section 45 and 69 of the Arbitration Act 1996.

4.3	Clauses 15.3 (Counterparts), 15.14 (Language), 15.16 (Partial Invalidity) and 15.18 (Non-Petition and Limited Recourse) of the Original Agreement apply to this Addendum as if set out in full herein.

SCHEDULE 1
FORM OF WRITE DOWN EVENT NOTICE

To:	TransRegionalCapital Limited (the "Lender")
Deutsche Trustee Company Limited (the "Trustee")
shareholders of Open Joint Stock Bank "TRANSCAPITALBANK" ("Transcapitalbank")
From:	Transcapitalbank

[Date]

Dear Sirs

Reference is made to the Subordinated Loan Agreement between the Lender and Transacapitalbank dated 16 July 2007, as amended by the Amendment Addendum dated 2 June 2015 (the "Agreement"). Capitalised terms used in this notice but not defined herein shall have the meanings given to them in the Agreement.

We hereby inform you that on [date] [the Base Capital Adequacy Ratio of Transcapitalbank determined by Transcapitalbank pursuant to Instruction No. 139-I was less than 2 per cent. on six or more banking days during a consecutive 30-banking days' period] / [the Banking Supervision Committee of the CBR approved a plan for participation of the Agency for Deposit Insurance in bankruptcy prevention measures in respect of Transacapitalbank contemplating provision by the Agency for Deposit Insurance of financial assistance to Transcapitalbank in accordance with the Insolvency Law] which constitutes a Write Down Event under the Agreement and gives rise to the consequences set out in Clause 8 (Write Down) the Agreement.

This notice and any non-contractual obligations arising out of or in connection with it are governed by English law.

OPEN JOINT STOCK BANK "TRANSCAPITALBANK"

By:

Title:

SCHEDULE 2
FORM OF WRITE DOWN MEASURE NOTICE

To:	TransRegionalCapital Limited (the "Lender")
Deutsche Trustee Company Limited (the "Trustee")
shareholders of Open Joint Stock Bank "TRANSCAPITALBANK" ("Transcapitalbank")
From:	Transcapitalbank

[Date]

Dear Sirs

Reference is made to the Subordinated Loan Agreement between the Lender and Transacapitalbank dated 16 July 2007, as amended by the Amendment Addendum dated 2 June 2015 (the "Agreement"). Capitalised terms used in this notice but not defined herein shall have the meanings given to them in the Agreement.

We hereby inform you that on the Write Down Measure Effective Date, being [date], the following Write Down Measures will be implemented:

1.	[the Penalties Cancellation Amount of U.S.$ [amount] will be cancelled; and]

2.	[the Interest Cancellation Amount of U.S.$ [amount] will be cancelled; and]

3.	[the Write Down Amount of U.S.$ [amount] will be written down.]

[Following the implementation of the above Write Down Measures:

1.	[the Outstanding Principal Amount will be U.S.$ [amount]; and]

2.	[the remaining accrued but unpaid interest on the Loan will be U.S.$ [amount]; and]

3.	[the remaining penalties due under the Loan will be U.S.$ [amount].]

OR [Following the implementation of the above Write Down Measures the Outstanding Principal Amount will be written down to zero and the Agreement will cease to have effect.]

This notice and any non-contractual obligations arising out of or in connection with it are governed by English law.

OPEN JOINT STOCK BANK "TRANSCAPITALBANK"

By:

Title:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Addendum to the Subordinated Loan Agreement dated 16 July 2007 to be executed on the date first written above.

OPEN JOINT STOCK BANK "TRANSCAPITALBANK "

By:

Title:

Signed by a duly authorised attorney of
TRANSREGIONALCAPITAL LIMITED

By:

Title:

SOLICITATION AGENT
UBS Limited 1 Finsbury Avenue London EC2M 2PP United Kingdom Tel: +44 207 567 0525 E-mail: mark-t.watkins@ubs.com Attention: Liability Management Group

THE TABULATION AGENT
Deutsche Bank AG, London Branch
Winchester House
1 Great Winchester Street
London EC2N 2DB
United Kingdom
Fax: +44 (0) 20 7547 6149/5001
E-mail: xchange.offer@db.com
Attention: Issuer Services - Debt & Agency Services